                                 Exhibit 10.12

                       AGREEMENT OF LIMITED PARTNERSHIP


                                      of


                                MIP LESSEE, LP



                                March 31, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   Definitions                                                               1
2.   Formation                                                                14
3.   Name; Principal and Registered Offices; Agent for Service of Process     14
4.   Term                                                                     14
5.   Purposes                                                                 14
6.   Competition                                                              15
7.   Representations and Covenants                                            17
8.   OHTE Subsidiaries; Capital Contributions                                 18
9.   Capital Accounts; Allocations                                            24
10.  Distributions; Use of Partnership Funds                                  27
11.  Books and Records; Tax Matters                                           31
12.  Bank Accounts                                                            33
14.  Transfer of Partnership Interests                                        46
15.  Dissolution and Liquidation; Bankruptcy or Insolvency of a Partner       53
16.  Further Assurances                                                       57
17.  Notices                                                                  57
18.  Captions                                                                 58
19.  Counterparts                                                             58
20.  Governing Law                                                            58
21.  Successors and Assigns                                                   58
22.  Invalidity                                                               58
23.  Fair Market Value                                                        58
24.  Special Purpose Entity Provisions                                        60

Exhibits

A    Initial Commitments; Initial Percentage Interests
B    Form of Management Agreement
C    Form of Operating Lease
D    Hotels Not Subject to Exclusivity Agreement
E.   Distribution Example

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      of

                                MIP LESSEE, LP


          This AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") dated as of
                                                       ---------
May ____, 1999, by and among MIP GP, LLC, a Delaware limited liability company, having an office at 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007, as a general partner ("Opco GP"), MIP Gen Par, LLC, a Delaware limited liability
                  -------
company, having an office at 65 East 55th Street, New York, New York 10022, as a general partner ("Oak Hill GP"; together with Opco GP, the "General Partners"),
                  -----------                               ----------------
MeriStar H & R Operating Company, L.P., a Delaware limited partnership, having an office at 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007, as a limited partner ("Opco LP"), Oak Hill Capital Management Partners, L.P., a Delaware
          -------
limited partnership, as a limited partner ("OHCMP"), Oak Hill Capital Partners,
                                            -----
L.P., a Delaware limited partnership, having an office at 65 East 55th Street, New York, New York 10022, as a limited partner ("Oak Hill Parent" and, together with OHCMP, Opco LP and any Person hereafter admitted to the Partnership (as hereinafter defined) as a limited partner in accordance with the provisions of the Agreement (including Section 8.1), the "Limited Partners"). For purposes of
                                            ----------------
this Agreement, the limited partnership interest in the Partnership held by Oak Hill Parent shall be deemed to consist of two separate limited partnership interests, and Oak Hill Parent shall sometimes be hereinafter referred to as "Oak Hill LP," in its capacity as the holder of one such interest, and "OHTE", in its capacity as the holder of the other such interest.

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, the General Partners and the Limited Partners (collectively, the "Partners" and individually, a "Partner") desire to form a limited
     --------                       -------
partnership for the purposes hereinafter set forth;

          NOW, THEREFORE, the parties hereto agree as follows:

          1.   Definitions.  As used in this Agreement, the following terms
               -----------
shall have the respective meanings set forth below.

               1.1  "Act" shall have the meaning set forth in Article 2.
                     ---

               1.2  "Act of Insolvency" shall have the meaning set forth in
                     -----------------
Section 15.4.

               1.3  "Adjusted Capital Account" shall mean, with respect to any
                     ------------------------
Partner, such Partner's Capital Account balance, increased by such Partner's share of Partnership Minimum Gain and Partner Minimum Gain.

               1.4  "Affiliate," when used with respect to a Person, shall mean
                     ---------
a Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control"
                                                                        -------
shall mean the power to direct the management and policies of a Person. In addition to the foregoing, the term "Affiliate" shall mean at any time with
                                     ---------
respect to each of Oak Hill GP, Oak Hill LP, OHCMP, OHTE and the OHTE Subsidiaries (as hereinafter defined), if any, the then-current investment advisor or asset manager of Oak Hill Parent and any officer, shareholder (unless such shareholder is not at the time actively involved in the operation and management of such advisor's business), director or executive employee thereof or any Person which is, directly or indirectly, controlled by such investment advisor and/or one or more of such individuals.

               1.5  "Allocated Required Purchase Price" shall have the meaning
                     ---------------------------------
set forth in Section 14.3.

               1.6  "Affiliated Partner" shall have the meaning set forth in
                     ------------------
Section 13.10.

               1.7  "Appraiser" shall have the meaning set forth in Section
                     ---------
23.1.

               1.8  "Available Cash" for any period shall mean the Partnership's
                     --------------
share of cash distributions made by the Underlying Partnership, as well as the operating cash flow, Capital Proceeds and other income generated by the Partnership's business, during such period (including for this purpose reserves set aside during a previous period, to the extent the same are determined by the Management Committee to be available for distribution in the current period), in each case after payment of operating expenses, debt service (including the payment of interest and principal) and any other amounts due and payable in respect of any borrowings of the Partnership (other than Voluntary Loans and Priority Loans), if any, and after setting aside any reserves the

Management Committee reasonably determines are necessary to meet the projected expenses of the Partnership (excluding the cost of funding the acquisition of Hotel Interests by the Underlying Partnership). The term "Available Cash" shall not include the proceeds of any loans made to the Partnership or the amount of any capital contributions made to the Partnership, except to the extent the Management Committee determines the same are available for distribution to the Partners.

               1.9   "Capital Account" shall mean the capital account of a
                      ---------------
Partner, maintained as set forth in Section 9.2.

               1.10  "Capital Improvement," when used with reference to a Hotel
                      -------------------
(as defined in this Article 1), shall mean any alteration, replacement, addition or improvement of or to such Hotel (including, without limitation, to the appliances, machinery, devices, fixtures, equipment, furniture, furnishings and other similar articles of tangible personal property located at such Hotel or used or useful in connection therewith (collectively, the "FF&E" of such Hotel))
                                                           ----
the cost of which for Federal income tax purposes may not be deducted as an expense but must be capitalized and amortized over the life of such alteration, replacement, addition or improvement.

               1.11  "Capital Proceeds" shall mean, with respect to the
                      ----------------
Partnership or the Underlying Partnership, any net excess insurance proceeds, the net proceeds of the sales of Hotel Interests (or, in the case of the Partnership, the sale of all or any portion of its interest in the Underlying Partnership), the net proceeds received in connection with partial condemnations, financings and refinancings and any other similar items which, in accordance with generally accepted accounting principles, are attributable to capital (in each case, after payment of all amounts due in respect of any borrowings of the Partnership or the Underlying Partnership, other than Voluntary Loans or Priority Loans). The term "Capital Proceeds" shall also mean, with respect to the Partnership, distributions received by the Partnership from the Underlying Partnership on account of Capital Proceeds received by the Underlying Partnership.

               1.12  "Change in Control" shall mean, with respect to MHR, the
                      -----------------
occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of MHR's assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange
Act), (ii) the adoption of a plan relating to the liquidation or dissolution of MHR, (iii) the acquisition by any person or group (as such term is used in
Section 13(d)(3) of the Exchange Act), excluding the "Oak Hill Group" (as defined below), of a direct or indirect interest in more than 35% of the ownership of MHR or the voting power of the voting stock of MHR by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of MHR as a result of such transaction), provided, that any "Current Voting Stock"
                                      --------            --------------------
(as defined below) shall not be counted in determining whether such 35% ownership has been achieved, (iv) the merger or consolidation of MHR with or into another corporation or the merger of another corporation into MHR with the effect that immediately after such transaction the stockholders of MHR immediately prior to such transaction hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers, or trustees of the Person surviving such merger or consolidation or
(v) the first day on which a majority of the members of the Board of Directors of MHR are not Continuing Directors. As used herein: the term "Oak Hill Group"
                                                                --------------
shall mean (i) those persons who filed a Schedule 13D with the Securities and Exchange Commission on or about September 18, 1998 with respect to MHR, (ii) all persons who are members of a group with the persons referred to under subclause
(i), and (iii) any Affiliate of Oak Hill GP, Oak Hill LP, OHCMP, OHTE or the OHTE Subsidiaries; and the term "Current Voting Stock" shall mean the 3,221,409
                                 --------------------
shares of voting stock owned by the Oak Hill Group on the date hereof plus all shares acquired by the Oak Hill Group after the date hereof pursuant to the Stock Purchase Agreement.

               1.13  "Code" shall mean the Internal Revenue Code of 1986, as
                      ----
heretofore amended and as the same may be amended from time to time.

               1.14  "Commitment" shall mean, with respect to a Partner, the
                      ----------
amount of such Partner's capital commitment to the Partnership, as set forth opposite such Partner's name on Exhibit A.
                                ---------

               1.15  "Commitment Expiration Date" shall mean the first
                      --------------------------
anniversary of the date of this Agreement.

               1.16  "Continuing Directors" means, as of any date of
                      --------------------
determination, any member of the Board of Directors of MHR who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

               1.17  "Contribution Notice" shall have the meaning set forth in
                      -------------------
Section 8.2(a).

               1.18  "Defaulting Partner" shall have the meaning set forth in
                      ------------------
Section 8.3.

               1.19  "Default Loan" shall have the meaning set forth in Section
                      ------------
8.3.

               1.20  "Deficit Partner" shall have the meaning set forth in
                      ---------------
Section 9.11.

               1.21  "Depreciation" shall mean, with respect to any Fiscal Year,
                      ------------
an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for Federal income tax purposes, except that if the Gross Asset Value of the asset differs from its adjusted tax basis, Depreciation shall be determined in accordance with the methods used for Federal income tax purposes and shall equal the amount that bears the same ratio to the Gross Asset Value of such asset as the depreciation, amortization or other cost recovery deduction computed for Federal income tax purposes with respect to such asset bears to the adjusted Federal income tax basis of such asset; provided, however, that if any such asset that is depreciable or amortizable has an adjusted Federal income tax basis of zero, the rate of Depreciation shall be as determined by the "tax matters partner."

               1.22  "Effective Tax Rate" shall mean, for any year, the
                      ------------------
percentage determined by the General Partners to be a reasonable estimate of the highest marginal combined Federal, state and local income tax rate (giving effect to the deduction of state and local income taxes, as applicable, for Federal and state income tax purposes), applicable to corporations all of the income of which is allocable to New York City or individuals residing in New York City (whichever is higher), with respect to the taxable income allocated to the Partners by the Partnership for Federal income tax purposes.

               1.23  "Electing Partner" shall have the meaning set forth in
                      ----------------
Section 14.4.4.

               1.24  "equity interests" in an entity shall mean interests which
                      ----------------
give the holders thereof a share in the distributions, income and losses of such entity.

               1.25  "Exchange Act" means the Securities Exchange Act of 1934,
                      ------------
as amended.

               1.26  "Exclusivity Period" shall mean the period commencing on
                      ------------------
the date hereof and expiring on the earliest to occur of (a) the termination of the Partnership, (b) the date upon which the Underlying Partnership has invested at least $375,000,000 in Hotel Interests and (c) the Commitment Expiration Date.

               1.27  "Exempt Person" shall have the meaning set forth in Section
                      -------------
14.5.

               1.28  "FF&E" shall have the meaning set forth in the definition
                      ----
of "Capital Improvements" set forth in this Article 1.

               1.29  "Fiscal Year" or "fiscal year" shall mean the calendar
                      -----------      -----------
year. "Fiscal Year" or "fiscal year" shall also be deemed to mean and include that fraction of a Fiscal Year commencing on the date hereof and ending on December 31, 1999, and that fraction, if any, of a Fiscal Year ending on the last day of the term of this Agreement.

               1.30  "FMV Date" shall have the meaning set forth in Section
                      --------
23.1.

               1.31  "GAAP" shall mean generally accepted accounting principles
                      ----
consistently applied.

               1.32  "General Partners" shall have the meaning set forth in the
                      ----------------
preamble to this Agreement.

               1.33  "Go-Along Notice" shall have the meaning set forth in
                      ---------------
Section 14.4.1.

               1.34  "Go-Along Option" shall have the meaning set forth in
                      ---------------
Section 14.4.2.

               1.35  "Go-Along Percentage" shall have the meaning set forth in
                      -------------------
Section 14.4.1.

               1.36  "Go-Along Purchaser" shall have the meaning set forth in
                      ------------------
Section 14.4.1.

               1.37  "Go-Along Terms" shall have the meaning set forth in
                      --------------
Section 14.4.1.

               1.38  "Gross Asset Value" shall mean, with respect to any asset,
                      -----------------
the asset's adjusted basis for Federal income tax purposes, except that (i) the Gross Asset Value of any asset contributed to the Partnership shall be its gross fair market value (as determined by the General Partners) at the time of contribution, (ii) upon a change in the Partners' Percentage Interests, the Gross Asset Value of all of the assets of the Partnership shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, (iii) the Gross Asset Value of any asset distributed in kind to any Partner (including upon a liquidation of the Partnership) shall be the gross fair market value of such asset, as reasonably determined by the General Partners on the date of such distribution, and (iv) the Gross Asset Value of any asset determined pursuant to clauses (i) or (ii) above shall thereafter be adjusted from time to time by the Depreciation taken into account with respect to such asset for purposes of determining Net Profit or Net Loss.

               1.39  "Gross Profit" shall mean, with respect to any fiscal year,
                      ------------
the items of income and gain of the Partnership, computed on the same basis that Net Profit and Net Loss are computed (other than the adjustment described in clause (vi) of the definition of Net Profit and Net Loss).

               1.40  "Hotel" shall mean any hotel and/or resort property, or any
                      -----
mixed-use property a substantial component of which is a hotel and/or resort, and shall include the land (or a leasehold interest therein), buildings, FF&E and other personal property (including, without limitation, contract rights and other intangible assets) constituting a portion of, or associated with or used or useful in connection with, such property. Supplementing the foregoing, (i) the term "Hotel" shall include any building or complex of buildings which is undergoing renovation or alteration or is under construction and which, after such renovation, alteration or construction is completed as intended, would qualify as a "Hotel" pursuant to the immediately preceding sentence and (ii) the term "Hotel" shall include any vacant land adjacent to property of the nature hereinabove set forth, to the extent such land is acquired or to be acquired together with such property.

               1.41  "Hotel Debt" shall mean secured debt for which one or more
                      ----------
Hotel Interests are a substantial part of the security.

               1.42  "Hotel Equity Interests" shall have the meaning set forth
                      ----------------------
in the definition of "Hotel Interests" set forth in this Article 1.

               1.43  "Hotel Interests" shall mean, collectively, (i) Hotels,
                      ---------------
(ii) direct or indirect equity interests in Persons that own Hotels or that lease Hotels, (iii) undivided interests in Hotels and leasehold interests in Hotels, and (iv) Hotel Debt (and undivided interests therein) and direct or indirect equity interests in Persons that hold Hotel Debt. The interests described in the foregoing clauses (ii) and (iii) are collectively referred to herein as "Hotel Equity Interests". Notwithstanding the foregoing, the term
           ----------------------
"Hotel Interests" shall not include (i) the manager's interest under any hotel management agreement or similar arrangement, (ii) the lessee's interest under any lease that creates a relationship between the parties thereto substantially similar to the relationship between an owner and operator in a customary hotel management agreement or (iii) the lessee's interest under any "operating lease" of the type customarily entered into by real estate investment trusts which directly or indirectly own hotel properties.

               1.44  "IRR" shall mean, with respect to the Oak Hill Partners
                      ---
(including, for this purpose, Oak Hill Parent or OHCMP as the purchaser of shares in MHR pursuant to the Stock Purchase Agreement), the annual internal rate of return (compounded by discounting on a quarterly basis) realized by such Partners in the aggregate, taking into account (i) the aggregate capital contributions made to the Partnership by such Partners, (ii) the aggregate purchase price paid by Oak Hill Parent or OHCMP for shares in MHR pursuant to the Stock Purchase Agreement, (iii) the aggregate distributions of cash and marketable securities by the Partnership to such Partners pursuant to Section 10.1, amounts received by any Oak Hill Partner in respect of any sale of an interest in an Operating Subsidiary, and amounts received by OHTE in respect of the sale of stock in an OHTE Subsidiary, (iv) any proceeds received by Oak Hill Parent or OHCMP from the sale of the stock referred to in clause (ii), and (v) the timing of the capital contributions, the purchase of shares in MHR and the distributions, payments and receipt of sale proceeds referred to in the preceding clauses (it being understood that fees payable by the Underlying Partnership to any Affiliate of Oak Hill Parent shall not be deemed a distribution to an Oak Hill Partner for purposes of calculating the IRR of the Oak Hill Partners). For purposes of the foregoing calculation, if at the time the Partnership disposes of all or substantially all of its assets, the stock of MHR held by Oak Hill Parent or OHCMP has not yet been sold, such stock shall be deemed to have been sold at such time for an amount determined as set forth in
Section 10.5.

               1.45  "Initial OHTE Subsidiary" shall have the meaning set forth
                      -----------------------
in Section 8.1.

               1.46  "Intercompany Agreement" shall have the meaning set forth
                      ----------------------
in Article 6.

               1.47  "Internal Representations" shall have the meanings et forth
                      ------------------------
in Section 13.5(d).

               1.48  "investment company" shall have the meaning set forth in
                      ------------------
Section 13.5(b).

               1.49  "Joint Venture Opportunity" shall mean an acquisition
                      -------------------------
opportunity which is offered to an Oak Hill Person or Opco Person by another Person which proposes to acquire the Hotel Interest in question jointly (whether through a partnership, limited liability company or other entity, or otherwise) with such Oak Hill Person or Opco Person, but only if such Oak Hill Person or Opco Person is a minority owner in the entity in question.

               1.50  "Limited Partners" shall have the meaning set forth in the
                      ----------------
preamble to this Agreement.

               1.51  "Management Agreement"  shall have the meaning set forth in
                      --------------------
Section 13.8.

               1.52  "Management Committee" shall have the meaning set forth in
                      --------------------
Section 13.1.

               1.53  "Managing Agent" shall have the meaning set forth in
                      --------------
Section 13.8.

               1.54  "Maximum Amount" shall have the meaning set forth in
                      --------------
Section 14.4.1.

               1.55  "MHOP" shall mean MeriStar Hospitality Operating
                      ----
Partnership, L.P., a Delaware limited partnership.

               1.56  "MHR" shall mean MeriStar Hotels & Resorts, Inc., a
                      ---

Delaware corporation.

               1.57  "Minor Capital Improvements" shall have the meaning set
                      --------------------------
forth in Section 13.5(e).

               1.58  "Net Profit" or "Net Loss" shall mean, with respect to any
                      ----------      --------
fiscal year, the taxable income or loss of the Partnership as determined for Federal income tax purposes, with the following adjustments:

                         (i)   Such taxable income or loss shall be adjusted by
the amount, if any, of tax-exempt income received or accrued by the Partnership;

                         (ii)  Such taxable income or loss shall be adjusted by
the amount, if any, of all expenditures of the Partnership described in Section 705(a)(2)(B) of the Code, including expenditures treated as described therein under (S) 1.704-1(b)(2)(iv)(i) of the Treasury Regulations;

                         (iii) If the Gross Asset Value of any asset is adjusted
pursuant to clause (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account, immediately prior to the event giving rise to such adjustment, as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

                         (iv)  Gain or loss resulting from any disposition of
any asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that such Gross Asset Value differs from the adjusted tax basis of such asset;

                         (v)   In lieu of the depreciation, amortization, or
other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year; and

                         (vi)  Any items of Gross Profit specially allocated
pursuant to Article 9 for such fiscal year shall be eliminated in computing Net Profit or Net Loss.

               1.59  "Non-Defaulting Partner" shall have the meaning set forth
                      ----------------------
in Section 8.3.

               1.60  "Non-Qualified Partner" shall have the meaning set forth in
                      ---------------------
Section 15.3.

               1.61  "Nonrecourse Deductions" shall have the meaning set forth
                      ----------------------
in (S) 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for any year equals the excess, if any, of the net increase in the amount of Partnership Minimum Gain during such year over the aggregate amount of any distributions during such year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined in accordance with (S) 1.704-2(c) of the Treasury Regulations.

               1.62  "Nonrecourse Liability" shall have the meaning set forth in
                      ---------------------
(S) 1.704-2(b)(3) of the Treasury Regulations.

               1.63  "Non-Transfer Option" shall have the meaning set forth in
                      -------------------
subsection 14.4.2.

               1.64  "notices" shall have the meaning set forth in Section 17.1.
                      -------

               1.65  "Oak Hill GP" shall have the meaning set forth in the
                      -----------
preamble to this Agreement.

               1.66  "Oak Hill LP" shall have the meaning set forth in the
                      -----------
preamble to this Agreement.

               1.67  "Oak Hill Parent" shall have the meaning set forth in the
                      ---------------
preamble to this Agreement.

               1.68  "Oak Hill Partners" shall mean, collectively, Oak Hill GP,
                      -----------------
Oak Hill LP, OHCMP, OHTE (if it is then a Partner) and any OHTE Subsidiaries which hereafter become Partners.

               1.69  "Oak Hill Person" shall mean and include (i) any Oak Hill
                      ---------------
Partner, (ii) Oak Hill Parent or (iii) any Affiliate of any Oak Hill Partner if Oak Hill Capital Management, Inc. or any successor or Affiliate thereof is primarily responsible for the acquisition, investment or other transaction in question (as investment advisor or otherwise) for such Affiliate or its direct or indirect controlling Person; provided that the term "Oak Hill Person" shall not include Keystone, Inc., RMB Realty Inc. or any Person controlled by or under common control with Keystone, Inc. or RMB Realty, Inc.

               1.70  "OHCMP" shall have the meaning set forth in the preamble to
                      -----
this Agreement.

               1.71  "OHTE" shall have the meaning set forth in the preamble to
                      ----
this Agreement.

               1.72  "OHTE Capital Contributions" shall have the meaning set
                      --------------------------
forth in Section 8.2(a).

               1.73  "OHTE Initial Contribution Date" shall mean April 15, 1999.
                      ------------------------------

               1.74  "OHTE Subsidiary" shall have the meaning set forth in
                      ---------------
Section 8.1.

               1.75  "Opco GP" shall have the meaning set forth in the preamble
                      -------
to this Agreement.

               1.76  "Opco LP" shall have the meaning set forth in the preamble
                      -------
to this Agreement.

               1.77  "Opco Partners" shall mean, collectively, Opco GP and Opco
                      -------------
LP.

               1.78  "Opco Person" shall mean and include any Opco Partner and
                      -----------
any Affiliate of any Opco Partner (including without limitation MHR); provided that in no event shall "Opco Person" include MHOP, MeriStar Hospitality Corporation, a Maryland corporation, or any of their respective subsidiaries.

               1.79  "Operating Leases" shall have the meaning set forth in
                      ----------------
Article 5.

               1.80  "Operating Subsidiary" shall have the meaning set forth in
                      --------------------

Section 13.7.

               1.81  "Originating Party" shall have the meaning set forth in
                      -----------------
Section 6.2.

               1.82  "Overall Percentage Interest," with respect to each
                      ---------------------------
Partner, shall mean a percentage equal to the fraction obtained by dividing such Partner's aggregate capital contributions by the total capital contributions of all Partners.

               1.83  "Partner" shall mean each of the parties to this Agreement
                      -------
and any other Person to which an interest in the Partnership is hereafter transferred and who is admitted to the Partnership in accordance with the terms of this Agreement.

               1.84  "Partner Minimum Gain" shall mean "partner nonrecourse debt
                      --------------------
minimum gain" as defined in (S) 1.704-2(i)(2) of the Treasury Regulations and determined in accordance with (S) 1.704-2(i)(3) of the Treasury Regulations.

               1.85  "Partner Nonrecourse Debt" shall have the meaning set forth
                      ------------------------
in (S) 1.704-2(b)(4) of the Treasury Regulations.

               1.86  "Partner Nonrecourse Deductions" shall have the meaning set
                      ------------------------------
forth in (S) 1.704-2(i)(1) of the Treasury Regulations and shall be determined in accordance with (S) 1.704-2(i)(2) of the Treasury Regulations.

               1.87  "Partnership" shall have the meaning set forth in Article
                      -----------
2.

               1.88  "Partnership Interest," when used with reference to a
                      --------------------
Partner, shall mean the interest of such Partner in the Partnership.

               1.89  "Partnership Minimum Gain" shall have the meaning set forth
                      ------------------------
in (S) 1.704-2(b)(2) of the Treasury Regulations and shall be determined in accordance with (S) 1.704-2(d) of the Treasury Regulations.

               1.90  "Permitted MHR Transferee" shall mean a Person which (i) is
                      ------------------------
a successor to MHR by merger, consolidation or other similar transaction or (ii) acquires all or a substantial portion of the assets of MHR.

               1.91  "Permitted Opco Transferee" shall mean a Person which
                      -------------------------

(i) is a successor to Opco LP by merger, consolidation or other similar transaction or (ii) acquires all or a substantial portion of the management business of Opco LP.

               1.92   "Person" shall mean an individual, partnership, limited
                       ------
liability company, corporation, trust, unincorporated association or any other legal entity.

               1.93   "Preliminary Proposal" shall mean, with respect to a Hotel
                       --------------------
Interest, a reasonably detailed description of the Hotel in question, a general business plan and projections with respect thereto, a description of the market in which such Hotel is located and a description of competing hotels in such market, and such other information as is reasonably necessary to enable the Partnership to determine, on a reasonably informed basis, whether to acquire such Hotel Interest.

               1.94   "Priority Loan" shall have the meanings et forth in
                       -------------
Section 8.5.

               1.95   "Prime Rate" shall mean the "base rate" (or its
                       ----------
equivalent) announced from time to time by Citibank, N.A. at its principal office in New York City.

               1.96   "Proportionate Share" shall have the meaning set forth in
                       -------------------
Section 8.2.

               1.97   "Purchase Price" shall have the meaning set forth in
                       --------------
Section 15.3.

               1.98   "Purchasing Partner" shall have the meaning set forth in
                       ------------------
Section 15.3.

               1.99   "Qualified Opco Entity" shall have the meaning set forth
                       ---------------------
in Section 14.2.

               1.100  "Recourse Indemnity" shall have the meaning set forth in
                       ------------------
Section 8.5.

               1.101  "Regulatory Allocations" shall have the meaning set forth
                       ----------------------
in Section 9.12.

               1.102  "Representative" or "Representatives" shall have the
                       --------------      ---------------
meaning set forth in Section 13.1.

               1.103  "Requested Amount" shall have the meaning set forth in
                       ----------------
Section 8.3.

               1.104  "Required Purchase" shall have the meaning set forth in
                       -----------------
Section 14.3(a).

               1.105  "Required Purchase Offer" shall have the meaning set forth
                       -----------------------
in Section 14.3(a).

               1.106  "Required Purchase Price" shall have the meaning set forth
                       -----------------------
in Section 14.3(a).

               1.107  "Required Purchaser" shall have the meaning set forth in
                       ------------------
Section 14.3(a).

               1.108  "Selling Partner" shall have the meaning set forth in
                       ---------------
Section 14.4.1.

               1.109  "Stock Purchase Agreement" shall mean that certain Stock
                       ------------------------
Purchase Agreement of even date herewith between MHR, Oak Hill Parent and OHCMP pursuant to which Oak Hill Parent has agreed to purchase certain shares in MHR and has been given an option to purchase additional such shares.

               1.110  "Tax Advance" shall have the meaning set forth in Section
                       -----------
10.2.

               1.111  "tax matters partner" shall have the meaning set forth in
                       -------------------
Section 11.7.

               1.112  "Transaction Documents" shall have the meaning set forth
                       ---------------------
in Article 7.

               1.113  "Transfer" shall mean, with respect to any Partnership
                       --------
Interest (or, if applicable, a direct or indirect interest in a Partner), the sale, transfer, assignment or other disposition of, or the mortgaging, hypothecation, pledging or other encumbrancing, or the permitting or sufferance of any encumbrance of, all or any portion of such Partnership Interest (or such interest).

               1.114  "Treasury Regulations" shall mean the Income Tax
                       --------------------
Regulations promulgated under the Code, as amended from time to time.

               1.115  "Underlying Partnership" shall mean MeriStar Investment
                       ----------------------
Partners, L.P., a Delaware limited partnership.

               1.116  "Underlying Partnership Agreement" shall mean that certain
                       --------------------------------
Agreement of Limited Partnership of the Underlying Partnership, dated of even date herewith, between the Partnership, as general partner, and MHOP, as limited partner.

               1.117  "Voluntary Loan" shall have the meaning set forth in
                       --------------
Section 8.5(A).

          2.   Formation.  The Partners hereby form a limited partnership (the
               ---------
"Partnership") under the Revised Uniform Limited Partnership Act of the State of
------------
Delaware (the "Act") for the purposes set forth herein.
               ---

           3.  Name; Principal and Registered Offices; Agent for Service of
               ------------------------------------------------------------
Process.
-------

               3.1 The name of the Partnership is MIP LESSEE, LP, and its business shall be conducted under that name or any variation thereof that the General Partners deem appropriate. The Partnership's principal office shall be at 1010 Wisconsin Avenue, N.W., Suite 650, Washington, D.C. 20007, or such other place in Washington, D.C. or New York City, or in the vicinity of either such city, as the Management Committee shall from time to time determine.

               3.2 The Partnership's registered office within the State of Delaware shall be c/o CT Corporation, 1209 Orange Street, Wilmington, Delaware 19801.

               3.3 The registered agent of the Partnership for service of process within the State of Delaware shall be CT Corporation, 1209 Orange Street, Wilmington, Delaware 19801. In the event that the Person at any time acting as such agent shall cease to act as such agent for any reason, Opco GP, with the approval of Oak Hill GP, shall appoint a substitute agent. Such agent shall be the agent of the Partnership on which any process, notice or demand required or permitted by law to be served on the Partnership may be served.

          4.   Term.  The term of the Partnership shall commence upon the filing
               ----
of a certificate of limited partnership with respect to the Partnership with the Secretary of State of Delaware and shall continue until March 31, 2049, unless earlier terminated by agreement of the Partners or as otherwise provided in this Agreement.

          5.   Purposes.  The purposes of the Partnership shall be (i) to act as
               --------
the general partner of the Underlying Partnership, (ii) to enter into leases (the "Operating Leases"), as lessee, with the Underlying Partnership or one of
      ----------------
its subsidiaries, as lessor, for the operation of the Hotels, and (iii) to enter into any and all contracts or agreements to implement each of the foregoing and do all things incidental to the foregoing, in all cases upon and subject to the terms and conditions of this Agreement. All of the foregoing activities may be conducted by the Partnership directly or indirectly through one or more subsidiaries. The purpose of the Underlying Partnership is to acquire and own Hotel Interests and, directly or indirectly through one or more other entities, to hold, own, manage, operate, lease, mortgage, alter, improve and sell, and in all other respects to act as owner of, Hotels or, with respect to Hotel Debt, to exercise, directly or indirectly through one or more entities, all rights to which the holder of such debt is entitled. The Partnership is and shall be a limited partnership formed only for the purposes described in the first sentence of this Paragraph 5 and nothing contained in this Agreement shall be deemed to create a partnership among the Partners with respect to any other activities.

           6.  Competition.
               -----------

               6.1 Except as hereinafter provided in this Article 6, and subject in any event to the rights and obligations of MeriStar Hospitality Corporation, MHOP, MHR and Opco LP under that certain Intercompany Agreement, dated as of August 3, 1998 (the "Intercompany Agreement"), each Partner and its
                                 ----------------------
Affiliates, as well as its officers, directors, employees and direct and indirect owners, may engage in or possess an interest in any other business venture or ventures, including the construction, development, acquisition, ownership, investment, operation and/or management of or in real estate (including Hotels), whether or not in competition with any Hotel owned by the Underlying Partnership, and neither the Underlying Partnership, the Partnership nor the other Partners shall have any rights in or to such venture or ventures or the income or profits derived therefrom.

               6.2 If, during the Exclusivity Period, any Oak Hill Person or any Opco Person (any such Person, the "Originating Party") shall be presented
                                       -----------------
with the opportunity to acquire any Hotel Interest (other than a Joint Venture Opportunity), the Originating Party shall, before pursuing such opportunity on its own behalf or on behalf of any other Person, present such proposed acquisition to the Partnership for consideration as an investment by the Underlying Partnership. The General Partners shall evaluate such proposed acquisition in good faith and shall make their decision as to such acquisition within 15 days after delivery of a Preliminary Proposal (if requested by either General Partner) with respect thereto (it being agreed that (i) notwithstanding anything to the contrary contained in this Agreement, the decision to cause the Underlying Partnership to acquire a Hotel Interest shall require the approval of both General Partners and (ii) the rejection of a Preliminary Proposal with respect to an acquisition shall constitute a determination not to proceed with such acquisition on behalf of the Underlying Partnership). If the General Partners elect to proceed with such acquisition on behalf of the Underlying Partnership, the Partnership shall use good faith efforts to cause such acquisition to be concluded (provided, however, that nothing herein shall require that such acquisition actually be concluded if the Underlying Partnership is unable to reach agreement with the seller of such Hotel Interest (and any other relevant third parties) as to the terms of or otherwise with respect to the acquisition or if the Underlying Partnership otherwise determines in good faith to abandon such acquisition). If the General Partners elect not to proceed with such acquisition, then the Originating Party shall have the right to pursue such acquisition opportunity; provided that if the General Partner which is, or which is affiliated with, the Originating Party voted against acquiring such Hotel Interest on behalf of the Underlying Partnership and the other General Partner voted in favor of such acquisition, then the Originating Party shall not have the right to pursue such acquisition opportunity other than through the Underlying Partnership.

               6.3 If the acquisition of a Hotel Interest is part of an acquisition of assets and/or interests of which Hotel Interests are not, collectively, a significant component, such acquisition shall not be subject to the provisions of Section 6.2, provided that any Opco Person or Oak Hill Person which makes such an acquisition shall, promptly after the consummation thereof, notify the General Partners of the same.

               6.4 Opco LP acknowledges and confirms that, with respect to this Article 6, it is executing this Agreement in order to bind not only itself but also all Opco Persons (whether now or hereafter in existence). Oak Hill Parent acknowledges and confirms that it is executing this Agreement for the purpose (and the sole purpose) of binding itself and also all other Oak Hill Persons (whether now or hereafter in existence) to comply with this Article 6. Notwithstanding the foregoing, no Opco Person or Oak Hill Person shall be deemed to be in violation of this Agreement if it, and its direct or indirect officers, directors or principals, exercise, with respect to any other Opco Person or Oak Hill Person, as applicable, its and their voting or discretionary powers in a manner consistent with the provisions of this
Article 6.

               6.5 Nothing contained herein shall be construed (a) as limiting the ability of any Person to acquire any equity or debt interest (or increase its existing equity or debt interest) in or with respect to any Hotel listed on Exhibit D annexed hereto, (b) as limiting the ability of any Person to acquire
---------
assets (including, without limitation, Hotel Interests) pursuant to a foreclosure, a deed in lieu of foreclosure, a workout or restructuring of debt interests held by such Person or a reorganization or liquidation pursuant to the United States Bankruptcy Code, or the bankruptcy or insolvency laws of any other jurisdiction, of a Person that is a debtor of such Person, (c) as limiting the ability of any Person to acquire direct or indirect debt or equity interests in insurance companies, other financial institutions and other entities whose primary business is not the ownership, operation and/or management of real estate (including, without limitation, Hotels) or (d) as requiring any Person to violate any fiduciary duty or obligation it may have to any other Person or Persons (it being agreed that, for purposes of this clause (d), the term "fiduciary duty" shall not include the duty to offer to any Person, as a "partnership opportunity," "limited liability company opportunity" or "corporate opportunity," the opportunity to acquire Hotel Interests).

               6.6 Notwithstanding anything to the contrary contained in the foregoing, the provisions of Section 6.2 shall not apply with respect to: (i) golf courses; (ii) properties which are, and are intended after acquisition to be, operated as time shares; (iii) conference centers; (iv) other Hotels, or interests in other Hotels, which are not upscale or luxury full-service hotels; or (v) Hotels, or interests in Hotels, located outside the United States, Canada or the Caribbean. The provisions of this Article 6 are subject to the provisions of the Intercompany Agreement, it being agreed that, to the extent any Opco Person is required thereunder to present an acquisition opportunity to MHOP or its general partner, it shall be permitted to do so without regard to this Article 6 and shall be obligated to present such opportunity to the Partnership only to the extent such opportunity is rejected by MHOP or its general partner.

          7.   Representations and Covenants.
               -----------------------------

               (a)  Each Partner warrants and represents to the others that (i)
it
is a partnership, corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the state in which it was formed, (ii) it has the power, right, authority and legal capacity to execute and deliver this Agreement and the documents referred to herein (the "Transaction Documents") and to enter into and fully perform and observe the
 ---------------------
transactions contemplated hereby and thereby, (iii) the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby and by the Transaction Documents have been duly authorized by all necessary action on behalf of such Partner, (iv) all of the Persons who execute and deliver this Agreement and the Transaction Documents on behalf of such Partner have been (or, at the time of such execution, will be) duly authorized and empowered on behalf of such Partner so to do and to enter into all transactions contemplated hereby and thereby, (v) this Agreement and each Transaction Document to which it is a party is the valid and binding obligation of such Partner enforceable against it in accordance with its terms, except as the enforceability of such terms may be limited by bankruptcy, insolvency, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (vi) the execution, delivery and performance by it of this Agreement and each Transaction Document to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, will not
(A) violate any provision of any of its organizational documents, (B) except as described in any other Transaction Document, require it to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person, (C) assuming all required consents are obtained, violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, novation or otherwise) under, any agreement to which it or any of its Affiliates (whether now or formerly existing) is or was a party or by or to which any of them or any of their properties may be (or may have been) bound or subject, (D) violate any order, judgment, injunction, award, decree or writ of any governmental body, entity or authority against, or binding upon, it or any of its Affiliates or upon any of its or their properties or the business of the Partnership or the Underlying Partnership or (E) assuming all required consents of governmental bodies, entities and authorities are obtained, violate any law, statute, code, ordinance, regulation or other requirement of any governmental body, entity or authority and (vii) there is no provision in the organizational documents of such Partner that would prevent or limit, or is otherwise inconsistent with, the conduct of the Partnership's business in accordance with this Agreement or the business of the Underlying

Partnership Agreement.

               (b) Each of Opco GP and Oak Hill GP (i) warrants and represents to the other Partners that it is a special purpose entity formed for the sole purposes of becoming a general partner in the Partnership and engaging in the activities contemplated by this Agreement and (ii) covenants that it shall not engage in any other business.

               (c) Each of the Partners represents that it is acquiring its interest in the Partnership for investment and not with a view to the resale or distribution thereof .

          8.   OHTE Subsidiaries; Capital Contributions.
               ----------------------------------------

               8.1 Without limiting the Oak Hill Partners' rights under Article 14 hereof and under the other provisions of this Agreement, and notwithstanding anything to the contrary contained in the Agreement (other than Section 14.7), Oak Hill Parent shall have the right to assign that portion of its Partnership Interest owned by it in its capacity as "OHTE" to an Affiliate of Oak Hill Parent which is wholly-owned by one or more investors in Oak Hill Parent. In addition, OHTE shall have the right, with respect to each Hotel Interest acquired by the Underlying Partnership prior to the OHTE Initial Contribution Date, to require that on or after the OHTE Initial Contribution Date a wholly owned subsidiary of OHTE (an "OHTE Subsidiary") be admitted to the Partnership
                              ---------------
as a Limited Partner with respect to such Hotel Interest (any such OHTE Subsidiary, an "Initial OHTE Subsidiary"). If OHTE shall exercise such right,
                -----------------------
then upon the admission of the Initial OHTE Subsidiaries to the Partnership, OHTE shall withdraw as a Partner and shall no longer share in distributions of Available Cash or in allocations of Partnership income, gain and loss (provided that no such withdrawal shall affect OHTE's obligations under Section 8.2).
OHTE shall also have the right, prior to the acquisition of any Hotel Interest by the Underlying Partnership after the OHTE Initial Contribution Date, to require that a separate OHTE Subsidiary be admitted to the Partnership as an additional Limited Partner with respect to such Hotel

Interest. The OHTE Subsidiary admitted to the Partnership with respect to a Hotel Interest shall be responsible, in accordance with the provisions of
Section 8.2, for making all OHTE Capital Contributions (as defined in Section 8.2) to the Partnership in respect of such Hotel Interest (including without limitation, capital contributions required to fund the acquisition of such Hotel Interest) and shall share in distributions of Available Cash, and in allocations of Partnership income, gain and loss, only with respect to such Hotel Interest. If OHTE shall designate Initial OHTE Subsidiaries but shall fail to designate an OHTE Subsidiary in respect of any Hotel Interest acquired after the Initial OHTE Contribution Date, OHTE shall be deemed to have designated, as such OHTE Subsidiary, the OHTE Subsidiary most recently admitted to the Partnership. Upon the admission of an OHTE Subsidiary to the Partnership, such OHTE Subsidiary shall be deemed to have made, as to itself, the warranties and representations contained in Section 7.1(a) and (b). The admission of any Initial OHTE Subsidiary to the Partnership shall be deemed a partial assignment of OHTE's interest in the Partnership and shall be subject to the requirements of Section
14.7 (it being understood that the admission of any other OHTE Subsidiary shall not be deemed such an assignment, provided that any such OHTE Subsidiary shall execute and deliver to the Partnership documentation of the nature referred to in clauses (i) and (iii) of Section 14.7). Notwithstanding anything to the contrary contained in the foregoing, OHTE may elect to form OHTE Subsidiaries with respect to some Hotel Interests and not others and, in such event, the term "OHTE Subsidiary," as used herein with respect to any Hotel Interest as to which an OHTE Subsidiary was not formed, shall be deemed to mean OHTE itself (except for purposes of Section 13.7 and any other provisions hereof relating to the sale of stock in OHTE Subsidiaries).

               8.2 (a) Each Partner is, on the date hereof, contributing to the capital of the Partnership the amount shown under "Initial Capital Contributions" on Exhibit A annexed hereto. If the Management Committee shall
                  ---------
determine that additional funds in excess of those available through borrowings, withdrawals from reserves or other sources are required by the Partnership or the Underlying Partnership in order to fund activities authorized under this Agreement or the Underlying Partnership Agreement, as applicable, the Management Committee may give notice (a "Contribution Notice") to such effect to each
                              -------------------
Partner (or, in the case of the OHTE Subsidiaries, if any, to OHTE). The Contribution Notice shall require that each Partner (other than the OHTE Subsidiaries) make, and that OHTE cause the applicable OHTE Subsidiary or each of the OHTE Subsidiaries to make, a contribution to the capital of the Partnership in an amount equal to such Partner's Proportionate Share of the total amount so required by the Partnership or of the Partnership's share of the total amount so required by the Underlying Partnership (the capital contributions for which OHTE is so responsible, the "OHTE Capital
                                                     ------------
Contributions"). As used herein with respect to a Partner, the term "Proportionate Share" shall mean: (i) in the case of each Partner other than an
 -------------------
OHTE Subsidiary, a fraction, the numerator of which is such Partner's Commitment and the denominator of which is the aggregate Commitments; and (ii) in the case of an OHTE Subsidiary, the numerator of which is OHTE's Commitment and the denominator of which is the aggregate Commitments. Notwithstanding the foregoing: (A) in the case of capital contributions to be used to pay costs and expenses which are not allocable to a particular Hotel Interest, each such capital contribution shall be deemed allocated among the Hotel Interests then owned by the Underlying Partnership in proportion to the other capital contributions associated with each such Hotel Interest; (B) in no event shall the aggregate amount of funds required to be contributed by any Partner (other than OHTE and the OHTE Subsidiaries, if any) pursuant to this Section 8.2 exceed such Partner's Commitment; (C) in no event shall the aggregate amount of funds required to be contributed by OHTE and any OHTE Subsidiaries pursuant to this Section 8.2 exceed in the aggregate OHTE's Commitment; and (D) in no event shall any Partner be required to contribute funds to the Partnership after the Commitment Expiration Date for the purpose of funding the acquisition of Hotel Interests by the Partnership. If a Contribution Notice shall be given, then, unless such Contribution Notice relates solely to cash needs of the Partnership (and not to the Partnership's share of the cash needs of the Underlying Partnership), a corresponding capital call shall be made to MHOP in its capacity as limited partner of the Underlying Partnership.

                    (b) The Partners shall be required to make contributions to the capital of the Partnership pursuant to this Section 8.2 within fifteen (15) days after the giving of a Contribution Notice. Each Contribution Notice shall set forth the amount of funds the Management Committee has determined are to be contributed to the Partnership and the purpose(s) for which such funds will be used. No Contribution Notice shall require the Oak Hill Partners to contribute (in the aggregate) less than $5,000,000 in capital to the Partnership. The amount of capital required to be contributed to the Partnership pursuant to a Contribution Notice may, to the extent necessary to comply with the preceding sentence or as otherwise reasonably determined by the Management Committee in light of the projected future cash needs of the Partnership and the timing of such needs, exceed the amount needed by the Partnership to meet its then-current cash needs and, to the extent of such excess, shall be invested in temporary investments acceptable to the Management Committee and permitted under the terms of the Credit Facility or any other third party agreement.

               8.3  For purposes of this Section 8.3:  (A) the term "Defaulting
                                                                     ----------
Partner" shall mean, collectively, (i) the Oak Hill Partners, if any of the Oak
-------
Hill Partners (including Oak Hill Partners admitted to the Partnership after the date hereof) shall fail to contribute all or any part of the funds which they are called upon to contribute pursuant to Section 8.2, or (ii) the Opco Partners, if any of the Opco Partners shall fail to contribute all or any part of the funds which they are called upon to contribute pursuant to

Section 8.2; (B) the term "Non-Defaulting Partner" shall mean, collectively, the
                           ----------------------
Oak Hill Partners or the Opco Partners, whichever shall not be the Defaulting Partner; and (C) the term "Requested Amount" shall mean the amount of the funds
                           ----------------
which the Defaulting Partner was called upon or required to contribute or pay and as to which it is, in whole or in part, in default. If any Partner shall fail to contribute all or any part of the Requested Amount, the Non-Defaulting Partner may, but shall not be obligated to, advance to the Partnership all or any part of such Requested Amount. Any amount so advanced shall be deemed to be a demand loan (a "Default Loan") to the Partner which failed to contribute the
                  ------------
Requested Amount, which loan shall bear interest at an annual rate equal to the lesser of (a) seven (7) percentage points in excess of the Prime Rate and (b) the highest rate permitted by law, the proceeds of which loan shall be deemed to have been used by such Partner to make Capital Contribution to the Partnership. All of the Persons constituting the Defaulting Partner shall be jointly and severally liable with respect to each Default Loan made to such Partner. Until any Default Loans and the interest thereon shall be paid in full, all distributions to which the Persons constituting the Defaulting Partner would otherwise be entitled under this Agreement shall instead be paid to the Persons constituting the Non-Defaulting Partner, and applied first to interest on, and then to the principal balance of, the outstanding Default Loans (such payments to be allocated between the Persons constituting the Non-Defaulting Partner in proportion to the respective amounts of interest or principal, as applicable, owing to each such Person); provided that for purposes of Articles 9 and 10 such distributions shall be deemed to have been made to the Persons constituting the Defaulting Partner. All Default Loans shall be prepayable in whole or in part without penalty or premium; provided that any payments on account of Default Loans shall be applied first against interest and then against principal. The right of the Non-Defaulting Partner to make Default Loans pursuant to this
Section 8.3 shall be non-exclusive and the Non-Defaulting Partner and the Partnership may, in respect of the Defaulting Partner's failure to advance all or any portion of the Requested Amount, exercise all other remedies available to them at law or in equity (it being agreed that the General Partner which is not included in the Defaulting Partner shall have the sole right, without the consent of any other Partner, to act on behalf of the Partnership in exercising any such remedy).

               8.4 The Partners shall not be liable for any of the debts, liabilities or obligations of the Partnership or any of the losses thereof beyond the amount of each of their respective capital contributions to the Partnership, except to the extent otherwise required by law. No Partner shall be responsible for any debts or losses of any other Partner.

               8.5 (A) If, after all contributions then required or permitted to have been made under Sections 8.2 and 8.3 have been made, additional funds are needed by the Partnership to pay cash needs of the Partnership (or to fund loans made by the Partnership to pay cash needs of the Underlying Partnership pursuant to Section 8.4 of the Underlying Partnership Agreement), then, subject to the obtaining of any required consents from the lenders to the Underlying Partnership or other third parties, the Partners may, but shall not be obligated to, loan such funds to the Partnership in proportion to their respective Proportionate Share or in such other proportion as they shall agree on. Such loans ("Voluntary Loans") shall bear interest at an appropriate risk-adjusted
        ---------------
market rate, shall be repayable only out of available cash of the Partnership (prior to any distributions provided for in this Agreement but after the payment of Priority Loans) and shall be repaid to the Partners which made such loans, together with accrued and unpaid interest thereon, in proportion to the respective outstanding principal balance of such loans owed to each such Partner. No dispute as to whether any interest rate is an appropriate risk-adjusted market rate of interest shall affect the right of the Partnership to accept any loan provided for in this Section 8.5 or to pay interest thereon at the rate agreed to by the Partnership. In the event of a dispute as to the appropriate risk-adjusted market rate of interest to be charged then, pending the resolution of such dispute, interest at a per annum rate of the Prime Rate plus 1% shall accrue (and, to the extent payments thereof are to be made pursuant to this Section 8.5, shall be paid) on such loans from the date such loans are made until the date any such dispute shall have been resolved. Upon the determination as to the actual rate of interest to be charged, interest shall be recalculated retroactively to the date such loans were made and the applicable Partner or the Partnership, as the case may be, shall, within 15 days after the determination of such actual rate of interest, pay to the other party any excess interest paid to or by such party. If the parties are unable to agree as to the rate of interest to be charged on any loans pursuant to this
Section 8.5, such dispute may, at the election of either Partner, be submitted to arbitration under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association or any successor. For purposes of this Section 8.5, the term "cash needs" shall not include the cost of acquiring Hotel Interests.

                    (B) If any Partner or any holder of direct or indirect equity interests in any Partner shall make any payment under any Recourse Indemnity (as hereinafter defined), then, unless the act or occurrence giving rise to such payment is one as to which such Partner would not be entitled to indemnification hereunder, the amount so paid shall, at such Partner's election, be deemed a loan ("Priority Loan") to the Partnership, which Priority Loan shall
                  -------------
bear interest at an annual rate equal to the Prime

Rate plus 1% and shall be repayable, together with such interest, only out of Available Cash and prior to the repayment of any Voluntary Loans, the payment of interest on Voluntary Loans and distributions to the Partners. All payments by the Partnership on account of Priority Loans shall be applied first to interest and then to principal. As used herein, the term "Recourse Indemnity" shall mean
                                                 ------------------
any agreement to indemnify a lender to the Underlying Partnership with respect to any so-called "non-recourse" carveouts in such lender's loan documents, or any separate recourse indemnity or guaranty given to any such lender. The rights of the Partners and their direct and indirect equity owners under this Section 8.5(B) shall be in addition to, and not in substitution for, those under Section
13.11 hereof.

                    (C) All Priority Loans and Voluntary Loans shall be subordinate in all respects to the indebtedness evidenced by that certain Senior Secured Credit Facility being entered into between the Underlying Partnership, certain of its Operating Subsidiaries and Lehman Brothers Holdings Inc. (the "Credit Facility") and to all renewals, extensions, modifications, assignments,
 ---------------
replacements or consolidations thereof and the rights, privileges and powers of the lender thereunder.

               8.6 Notwithstanding anything to the contrary contained in the foregoing, if the General Partners elect to cause the Partnership to acquire MHOP's interest in the Underlying Partnership with respect to a Hotel Interest pursuant to Section 13.12 of the Underlying Partnership Agreement, then the cost of such acquisition and any expenses incidental thereto shall be funded not out of capital contributions to the Partnership but out of third-party borrowings, Voluntary Loans or such other financing sources as the General Partners shall agree on. The election to make such acquisition shall, notwithstanding anything to the contrary contained in this Agreement, require the approval of both General Partners.

               8.7 Except as expressly provided in this Article 8, no Partner shall be required or permitted to make any capital contributions or loans to the Partnership.

               8.8 (A) Notwithstanding anything to the contrary contained in this Agreement, the Partners agree that, until the OHTE Initial Contribution Date, the Partnership's share of all cash needs of the Underlying Partnership (to the extent such cash needs are not funded out of borrowings of the Underlying Partnership), as well as all other cash needs of the Partnership, shall be funded through capital contributions by the Opco Partners. All such capital contributions shall be made by the Opco Partners in proportion to their respective Proportionate Shares. The Partners further agree that, subject to the Limited Partner's rights under clause (B) of this Section
8.8 and notwithstanding anything to the contrary set forth in Section 8.2, the Oak Hill Partners (including any OHTE Subsidiary which is then a Partner) shall, from and after the OHTE Initial Contribution Date, make 100% of all required capital contributions to the Partnership (in proportion to their respective Proportionate Shares) until their aggregate capital contributions and the capital contributions theretofore made by the Opco Partners are in the same proportion, one to the other, as the respective Commitments of the Oak Hill Partners and the Opco Partners. Each such capital contribution shall, for purposes of this Agreement, be deemed made with respect to the Hotel Interests then owned by the Partnership in proportion to the respective total capital contributions (whether made by the Opco Partners or the Oak Hill Partners) made with respect to such Hotel Interests (including capital contributions made pursuant to this Section 8.8(A)). Upon each such capital contribution, the aggregate capital contributions theretofore made by the Opco Partners shall be deemed reallocated among such Hotel Interests such that they equal, as to each such Hotel Interest, the total capital contributed with respect to such Hotel Interest (whether by the Opco Partners or the Oak Hill Partners) less the amount
                                                                 ----
of capital deemed contributed by the Oak Hill Partners with respect to such Hotel Interest pursuant to the immediately preceding sentence.

                    (B)  Notwithstanding the foregoing provisions of this
Section 8.8, Opco GP shall have the right, at any time on or after April 1, 1999, to give a Contribution Notice requiring the Oak Hill Partners to make capital contributions to the Partnership on or after April 15, 1999 (in proportion to their respective Proportionate Shares) in an amount such that their aggregate capital contributions to the Partnership equal their aggregate Proportionate Share of all capital contributions theretofore made to the Partnership; provided that Opco GP shall use its reasonable efforts not to require that such capital contributions be made prior to the earlier of (i) May 12, 1999 and (ii) the third closing of the acquisition of partnership interests in Oak Hill Parent. The amount so contributed shall be distributed to the Opco Partners (in proportion to their respective Proportionate Shares), shall be treated as a reduction of their capital contributions (including for purposes of calculating Overall Percentage Interest), and shall be treated, for purposes of determining the extent to which the Opco Partners shall have funded their respective Commitments, not to have been contributed to the Partnership. Upon any such capital contribution, the respective capital contributions deemed made by the Partners with respect to each Hotel Interest then owned by the Partnership shall be reallocated so they stand in the same proportion, one to the other, as the Partners' respective Proportionate Shares.

               8.9 Notwithstanding anything to the contrary contained in this Agreement, Oak Hill LP, OHTE and OHCMP shall have the right, at any time on or prior to the OHTE Initial Contribution Date (or thereafter, at the time of any closing of the acquisition of partnership interests in Oak Hill Parent) to increase or reduce their respective Commitments (provided that such Commitments shall in all events equal $89,500,000 in the aggregate and OHCMP's Commitment shall in no event exceed its Commitment on the date hereof). Oak Hill GP shall notify Opco GP of the exercise of such right prior to the OHTE Initial Contribution Date (or prior to any subsequent exercise of such right) and the Partners shall promptly thereafter enter into an amendment to this Agreement, reasonably satisfactory to the Partners, reflecting such reallocation of Commitments and the resulting adjustment in Proportionate Shares. In the event Capital Contributions have theretofore been made by the Oak Hill Partners, then additional Capital Contributions shall be made by, and corresponding distributions made to, Oak Hill LP, OHCMP and OHTE (or, if OHTE Subsidiaries have been admitted to the Partnership, such OHTE Subsidiaries) in a manner consistent with that described in Section 8.8(B) in order to give effect to such reallocation. Notwithstanding the foregoing, no such reallocation shall be effected unless all necessary consents thereto, if any, shall have been obtained from lenders to the Partnership or the Underlying Partnership or other third parties.

               8.10 The Partners agree that, notwithstanding anything to the contrary contained in this Agreement, a Contribution Notice shall in all events be given in the event the Partnership requires additional cash in order to pay base rent under the Operating Leases. Nothing in the foregoing shall require that any Partner make aggregate contributions in excess of its Commitment.

           9.  Capital Accounts; Allocations.
               -----------------------------

               9.1 A separate Capital Account shall be maintained for each Partner. Each Partner's Capital Account shall be credited with the amount of such Partner's capital contributions made in cash and the fair market value (net of liabilities assumed or taken subject to) of all property contributed by such Partner and such Partner's allocated share of Gross Profit and Net Profit of the Partnership. Each Partner's Capital Account shall be debited with the amount of any cash distributions to such Partner and the fair market value (net of liabilities assumed or taken subject to) of all property distributed in kind to such Partner and such Partner's allocated share of Net Loss of the Partnership. In the event that any Partnership Interest or portion thereof is transferred in accordance with the terms of this Agreement, the transferee of such Partnership Interest or portion thereof shall succeed to the transferor's Capital Account (or that percentage of the transferor's Capital Account as is equal to the percentage of the transferor's Partnership Interest so transferred).

               9.2 Except as otherwise provided in the further provisions of this Article 9, Net Profit and Net Loss of the Partnership for any Fiscal Year shall be allocated as follows and in the following order of priority:

                    9.2.1 Any Net Profit of the Partnership for any Fiscal Year shall be allocated as follows and in the following order of priority:

                           (i) First, to the Partners in proportion to and to the extent of the excess, if any, of (A) the aggregate amount of Net Loss previously allocated to each such Partner pursuant to Section 9.2.2(ii) for all prior years over (B) the aggregate amount of Net Profit previously allocated to such Partner pursuant to this clause (i) for all prior years; and

                           (ii) Thereafter, to the Partners in such amounts so that their respective Adjusted Capital Account balances are proportionate to the respective aggregate distribution to which each Partner is entitled pursuant to Section 10.1.

                    9.2.2 Any Net Loss of the Partnership for any Fiscal Year shall be allocated as follows and in the following order of priority:

                           (i) First, to the Partners in such amounts so that their respective Adjusted Capital Account balances are proportionate to the respective aggregate distribution to which each Partner is entitled pursuant to Section 10.1, until such Adjusted Capital Account balances are reduced to zero; and

                           (ii) Second, to the Partners in proportion to their
Overall Percentage Interests.

               9.3 Notwithstanding the foregoing, to the extent any allocation of Net Loss pursuant to Section 9.2.2 would reduce any Limited Partner's Adjusted Capital Account below zero and any other Partner has a positive Adjusted Capital

Account balance, such Net Loss shall instead be allocated among the General Partners and the other Limited Partners whose Adjusted Capital Accounts would not thereby be reduced below zero, and subsequent allocations of Net Profit shall thereafter be made, prior to any other allocations of Net Profit, to the General Partners and such other Limited Partners in proportion to and to the extent of such excess Net Loss allocation. If all of the Partners' Adjusted Capital Account balances are equal to or below zero, then allocations of Net Loss shall be determined pursuant to subsection 9.2.2.

               9.4 In the event of a transfer of an interest in the Partnership, or a change in the Overall Percentage Interests, the Partnership's Net Profit or Net Loss shall be allocated among the Partners for the periods before and after the transfer or change based on an interim closing of the books or as the Partners may otherwise agree.

               9.5 Except as otherwise provided in Section 9.6, all items of Partnership income, gain, deduction and loss for tax purposes shall be allocated among the Partners in the same proportion as they share in the Gross Profit, Net Profit and Net Loss to which such items relate.

               9.6 Income, gain, loss or deductions of the Partnership shall, solely for income tax purposes, be allocated among the Partners in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, so as to take account of any difference between the adjusted tax basis of the assets of the Partnership and their respective Gross Asset Values in accordance with the traditional method set forth in (S) 1.704-3(b) of the Treasury Regulations or such other methods as the Partners may agree on.

               9.7 Notwithstanding any other provision of this Article 9, if there is a net decrease in Partnership Minimum Gain during any year, each Partner shall be specially allocated items of Gross Profit for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with (S) 1.704-2(g) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with (S) 1.704-2(f)(6) of the Treasury Regulations. This Section 9.7 is intended to comply with the minimum gain chargeback requirement in (S) 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

               9.8 Notwithstanding any other provisions of this Article 9 except Section 9.7, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with (S) 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Gross Profit for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with (S) 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with (S) 1.704-2(i)(4) of the Treasury Regulations. This Section 9.8 is intended to comply with the minimum gain chargeback requirement in (S) 1.704-2(i) of the Treasury Regulations and shall be interpreted consistently therewith.

               9.9 Nonrecourse Deductions for any year shall be allocated as Net Loss pursuant to Section 9.2.

               9.10 Any Partner Nonrecourse Deductions for any year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with (S) 1.704-2(i)(1) of the Treasury Regulations.

               9.11 If a Limited Partner unexpectedly receives an adjustment, allocation or distribution described in (S) 1.704-1(b)(2)(ii)(d) of the Treasury Regulations which, after taking into account all other allocations to be made for such year pursuant to this Article 9, creates or increases a deficit balance in such Partner's Adjusted Capital Account (computed after all other allocations to be made for such year pursuant to this Article 9 have been tentatively made as if this Section 9.11 were not in this Agreement), such Deficit Partner shall be allocated items of Gross Profit in an amount equal to such deficit balance. This Section 9.11 is intended to comply with the qualified income offset requirement of (S) 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

               9.12 The allocations set forth in Sections 9.7 through 9.11 (the "Regulatory Allocations") shall be taken into account in allocating items of
 ----------------------
income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

           10. Distributions; Use of Partnership Funds.
               ---------------------------------------

               10.1 Subject to the further provisions of this Article 10, distributions of Partnership cash or other property shall be made to the Partners, in such amounts and at such times as the Management Committee shall determine, as follows:

                     10.1.1 Available Cash other than Capital Proceeds shall be distributed to the Partners, in proportion to their respective Overall Percentage Interests.

                     10.1.2 Prior to the fourth anniversary of the date hereof, Available Cash consisting of Capital Proceeds shall be distributed as follows:

                     (i) First, for computational purposes, the aggregate amount to be distributed shall be divided among Opco GP, Opco LP and the Oak Hill Partners, in the aggregate, in proportion to their respective Overall Percentage Interests, and the amounts so apportioned to Opco GP and Opco LP shall be distributed to them; and

                     (ii) Second, the aggregate amount so apportioned to the Oak Hill Partners shall be distributed as follows and in the following order of priority:

                              (a)  First, 100% to the Oak Hill Partners, until
     they have achieved an IRR of 20%;

                              (b)  Second, 100% to Opco LP, until it has
     received aggregate distributions pursuant to this Section 10.1.2(ii) equal to 1% of the aggregate distributions to all Oak Hill Partners pursuant to
     Section 10.1.1 and to all Partners pursuant to this Section 10.1.2(ii);

                              (c)  Third, 1% to Opco LP and 99% to the Oak Hill
     Partners, until the Oak Hill Partners have achieved an IRR of 25%;

                              (d)  Fourth, 100% to Opco LP, until it has
     received aggregate distributions pursuant to this Section 10.1.2(ii) equal to 2% of the aggregate distributions to all Oak Hill Partners pursuant to
     Section 10.1.1 and to
     all Partners pursuant to this Section 10.1.2(ii);

                              (e)  Fifth, 2% to Opco LP and 98% to the Oak Hill
     Partners, until the Oak Hill Partners have achieved an IRR of 30%;

                              (f)  Sixth, 100% to Opco LP, until it has received
     aggregate distributions pursuant to this Section 10.1.2(ii) equal to 3% of the aggregate distributions to all Oak Hill Partners pursuant to Section
     10.1.1 and to all Partners pursuant to this Section 10.1.2(ii);

                              (g)  Seventh, 3% to Opco LP and 97% to the Oak
     Hill Partners, until the Oak Hill Partners have achieved an IRR of 35%;

                              (h)  Eighth, 100% to Opco LP, until it has
     received aggregate distributions pursuant to this Section 10.1.2(ii) equal to 4% of the aggregate distributions to all Oak Hill Partners pursuant to
     Section 10.1.1 and to all Partners pursuant to this Section 10.1.2(ii);

                              (i)  Ninth, 4% to Opco LP and 96% to the Oak Hill
     Partners, until the Oak Hill Partners have achieved an IRR of 40%;

                              (j)  Tenth, 100% to Opco LP, until it has received
     aggregate distributions pursuant to this Section 10.1.2(ii) equal to 5% of the aggregate distributions to all Oak Hill Partners pursuant to Section
     10.1.1 and to all Partners pursuant to this Section 10.2.1(ii); and

                              (k)  Thereafter, 5% to Opco LP and 95% to the Oak
     Hill Partners.

Exhibit E annexed hereto sets forth an example of how the foregoing distribution formula shall be applied.

                    10.1.3. On and after the fourth anniversary of the date hereof, Available Cash consisting of Capital Proceeds shall be distributed as follows:

                    (i) First, for computational purposes, the aggregate amount to be distributed shall be divided among the Opco GP, the Opco LP and the Oak Hill Partners, in the aggregate, in proportion to their respective Overall Percentage Interests, and the amounts so apportioned to the Opco GP and the Opco LP shall be distributed to them; and

                    (ii) Second, the aggregate amount so apportioned to the Oak Hill Partners shall be distributed as follows and in the following order of priority:

                         (a) First, 100% to the Oak Hill Partners, until they have achieved an IRR of 20%;

                         (b) Second, 100% to Opco LP, until it has received aggregate distributions pursuant to Section 10.1.2(ii) and this Section 10.1.3(ii) equal to 2% of the aggregate distributions to all Oak Hill Partners pursuant to Section 10.1.1 and to all Partners pursuant to Section 10.1.2(ii) and this Section 10.1.3(ii);

                         (c) Third, 2% to Opco LP and 98% to the Oak Hill Partners, until the Oak Hill Partners have achieved an IRR of 25%;

                         (d) Fourth, 100% to Opco LP, until it has received aggregate distributions pursuant to Section 10.1.2(ii) and this Section 10.1.3(ii) equal to 4% of the aggregate distributions to all Oak Hill Partners pursuant to Section 10.1.1 and to all Partners pursuant to Section 10.1.2(ii) and this Section 10.1.3(ii);

                         (e) Fifth, 4% to Opco LP and 96% to the Oak Hill Partners, until the Oak Hill Partners have achieved an IRR of 27.5%;

                         (f) Sixth, 100% to Opco LP, until it has received aggregate distributions pursuant to Section 10.1.2(ii) and this Section 10.1.3(ii) equal to 5% of the aggregate distributions to all Oak Hill Partners pursuant to Section 10.1.1 and to all Partners pursuant to Section 10.1.2(ii) and this Section 10.1.3(ii);

                         (g) Seventh, 5% to Opco LP and 95% to the Oak Hill Partners, until the Oak Hill Partners have achieved an IRR of 30%;

                         (h) Eighth, 100% to Opco LP, until it has received aggregate distributions pursuant to Section 10.1.2(ii) and this Section 10.1.3(ii) equal to 7% of the aggregate distributions to all Oak Hill Partners pursuant to

     Section 10.1.1 and to all Partners pursuant to Section 10.1.2(ii) and this
     Section 10.1.3(ii); and

                         (i) Thereafter, 7% to Opco LP and 93% to the Oak Hill Partners.

                    10.1.4. For purposes of Sections 10.1.2 and 10.1.3, amounts to be distributed to the Oak Hill Partners shall be apportioned among them as the Oak Hill GP shall determine, and the Oak Hill GP shall inform the Partnership of the amount of each distribution to be made to each Oak Hill Partner; provided, however, that any such apportionment among the Oak Hill Partners must satisfy the "substantial economic effect" requirement of the Treasury Regulations.

               10.2 (i) Notwithstanding the foregoing distribution provisions of this Article 10, if, with respect to any Partner(s) as of any quarterly period, (A) the product of (I) the cumulative amount of net taxable income allocated to such Partner(s) pursuant to this Agreement for the current Fiscal Year (or portion thereof) that includes such quarter and all prior Fiscal Years multiplied by (II) the Effective Tax Rate, exceeds (B) the aggregate amount distributed or to be distributed to such Partner(s) during such Fiscal Year (or portion thereof) ending on with such quarter and all prior Fiscal Years pursuant to the other provisions of this Article 10, the Partnership may, at the election of the Management Committee, elect to make an advance ("Tax Advance") to all
                                                        -----------
such Partner(s) in an amount up to the aggregate excess tax liability of the Partner(s) in proportion to their respective shares of such excess tax liability. It is expected that any such Tax Advances would be made at such times as may be appropriate to permit the Partners to make their required estimated tax payments.

                    (ii) All Tax Advances made on behalf of a Partner shall be repaid to the Partnership by reducing the amount of the next succeeding distribution or distributions that would otherwise have been made to such Partner, or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner.

               10.3 In no event shall the Partnership be required to distribute Partnership cash pursuant to Sections 10.1 and 10.2 to the extent that, in the reasonable judgment of the Management Committee, such cash is needed to meet cash needs of the Partnership or the Underlying Partnership (the Partners hereby agreeing that the cost of acquiring any Hotel Interest shall not be deemed a cash need for this purpose) or to meet

(or to reserve for) any liabilities or obligations of the Partnership (including, without limitation, contingent liabilities or obligations to the extent then known by the Management Committee and as reasonably estimated by the Management Committee).

               10.4 Notwithstanding anything to the contrary contained in
Section 10.1, (i) distributions of Partnership cash, to the extent paid out of distributions by the Underlying Partnership, shall be made to the Partners within one business day after the corresponding distributions are received by the Partnership from the Underlying Partnership and (ii) other distributions shall be made at least quarterly (in the case of distributions of operating cash flow) or within 30 days after the event generating the cash to be distributed (in the case of distributions of Capital Proceeds). The parties agree that the Partnership, as the general partner of the Underlying Partnership, shall cause cash of the Underlying Partnership to be distributed in accordance with Sections 9.12, 9.13 and 9.14, and the other relevant provisions, of the Underlying Partnership Agreement.

               10.5 For purposes of determining the amount of any distributions or payments made in kind, marketable securities shall be valued based on the average trading price of the securities over the 30-day period preceding the later of the date of such distribution or payment and the termination of any underwriter lock-up applicable to such securities, and non-marketable securities shall be valued as determined by the General Partners in their reasonable discretion. In the event that any security to be distributed in kind is to be valued based on the trading value of such security after the distribution date of such security under this Agreement, then the General Partners shall determine whether or not an interim distribution of such securities shall be made to the Partners on such distribution date based on the value of such security prior to such distribution date, and if so, whether a portion of such interim distribution shall be held in escrow pending any adjustment in the relative distributions to the Partners based on trading values after such distribution date or whether any such adjustment shall be settled among the parties by applying such adjustment against future distributions or otherwise.

          11.  Books and Records; Tax Matters.
               ------------------------------

               11.1 At all times during the continuance of the Partnership, Opco GP shall keep or cause to be kept full and complete books of account in which shall be entered fully and accurately each transaction of the Partnership and the Underlying Partnership. All such books of account shall at all times be maintained at the principal office of the Partnership and shall be open to the inspection and examination of the Partners and their representatives on reasonable advance notice during normal business hours. Such books shall be kept on the accrual basis and on the basis of an accounting period consisting of a Fiscal Year.

               11.2 The books of the Partnership and the Underlying Partnership shall be closed and balanced at the end of each Fiscal Year, and not later than April 1 of the following year, Opco GP shall furnish and distribute financial statements to OPCO LP, Oak Hill GP, Oak Hill LP, OHCMP and OHTE which shall reflect or include the results of the operations of the Partnership and the Underlying Partnership for such year, the unpaid balance due on all obligations of the Partnership and the Underlying Partnership, each Partner's share of the net profits or net losses of the Partnership, and the Partnership's share of the net profits or net losses of the Underlying Partnership, for financial accounting purposes, each Partner's distributive share of all tax items of the Partnership, an income and expense statement with respect to each Hotel Interest owned by the Underlying Partnership, a statement of Capital Improvements made with respect to each such Hotel Interest, all other relevant information for federal income tax purposes and for the purposes of any state and local taxes applicable to any Partner, and any other information customarily reflected in financial statements prepared in accordance with GAAP. Such statements shall be audited in accordance with generally accepted auditing standards by the independent certified public accountants then regularly retained by the Partnership or the Underlying Partnership, as applicable, and adjusted, to the extent necessary, to make them conform to GAAP. Opco GP shall also be responsible for causing the Partnership to deliver to the partners of the Underlying Partnership, in a timely manner, all financial statements required to be delivered to such Persons under the Underlying Partnership Agreement.

               11.3 Opco GP shall cause to be prepared from the books of the Partnership, and shall send OPCO LP, Oak Hill GP, Oak Hill LP, OHCMP and OHTE within 20 days after the close of each calendar month, (a) Monthly Reports (as defined in the Form of Management Agreement annexed hereto as Exhibit B) for
                                                              ---------
each Hotel owned by the Underlying Partnership and (b) an income and expense statement with respect to each other Hotel Interest owned by the Underlying Partnership.

               11.4 The Partners and their representatives shall have the right to inspect, examine and copy all books, records, files and other documents of the Partnership and the Underlying Partnership (including, without limitation, those maintained for the Underlying Partnership by its managing agent or agents) at all reasonable times during normal business hours at the offices of the Partnership or at such other place(s) as any of the same may then be regularly maintained (it being agreed that at least one set of books of accounts of the Partnership and the Underlying Partnership shall be maintained at the principal office of the Partnership as provided in Section 11.1).

               11.5 It is agreed that the Partnership will retain as the independent certified public accountants for the Partnership and the Underlying Partnership a "Big Five" accounting firm until and unless the General Partners otherwise determine.

               11.6 Federal, state and local income tax returns of the Partnership and the Underlying Partnership shall be prepared or caused to be prepared by Opco GP and reviewed by the independent certified public accountants then regularly retained by the Partnership or the Underlying Partnership.
Copies of all such tax returns shall be furnished to OPCO LP, Oak Hill GP, Oak Hill LP, OHCMP and OHTE within 90 days after the close of each Fiscal Year and shall be subject to the approval of Oak Hill GP and OHTE. Oak Hill GP and OHTE shall endeavor to approve or disapprove any such return within 30 days after the same is so furnished to it. Opco GP shall be responsible for requesting any requisite extensions of the statutory dates for filing of the tax returns of the Partnership or the Underlying Partnership. Notwithstanding the foregoing, in no event shall Opco GP be responsible for the failure to timely prepare or cause to be prepared and filed such returns if such failure is attributable to the failure of the Partnership's (or the Underlying Partnership's) independent certified public accountants to perform in a timely manner the services in connection with such tax returns which they were engaged to perform or if such failure is due to Oak Hill GP's or OHTE's failure timely to approve such return. The income and deductions of the Partnership shall be reported for tax purposes under the accrual method of accounting. Material tax decisions and elections for the Partnership not expressly provided for in this Agreement shall be determined by the Management Committee.

               11.7 Opco GP shall, subject to clause (a) of Section 15.5, be the "tax matters partner" pursuant to Section 6231(a)(7) of the Code and the
     -------------------
Treasury Regulations promulgated thereunder. Except as otherwise required by law, the "tax matters partner" shall not take any action whatsoever as "tax matters partner" unless such action shall have been approved by Oak Hill GP and OHTE. This Section 11.7 shall survive any termination of this Agreement.

          12.  Bank Accounts.  All funds of the Partnership and the Underlying
               -------------
Partnership shall be deposited in the name of the Partnership in one or more bank accounts at one or more banking institutions designated by Opco GP and reasonably acceptable to the Management Committee. All such funds shall be and remain the property of the Partnership or the Underlying Partnership, as applicable. Withdrawals from any such bank account or accounts shall be made only for the purposes specified in or authorized by this Agreement. All such withdrawals shall, subject to the provisions of the Management Agreements, be made upon such signature or signatures as the Management Committee may designate. No funds of the Partnership or the Underlying Partnership shall be commingled with funds of any other Person.

          13.  Management and Powers; Rights, Duties and Obligations of
               --------------------------------------------------------
Partners.
--------

               13.1 Subject to the further provisions of this Article 13, the management and control of the Partnership's business shall be vested in a management committee (the "Management Committee") which shall consist of seven
                           --------------------
(7) representatives (each, a "Representative" and, collectively, the
                              --------------
"Representatives").  Three (3) Representatives shall be appointed by Oak Hill GP
----------------
(the "Oak Hill Representative") one (1) Representative shall be appointed by
     ------------------------
OHTE (the "OHTE Representative") and three (3) Representatives shall be
           -------------------
appointed by Opco GP. Each of Oak Hill GP, Opco GP and OHTE shall have the right to remove and replace its Representatives from time to time. If any Representative shall resign, the party who initially appointed such Representative may appoint a substitute Representative. Any action to be taken by or with the consent or approval of the Management Committee pursuant to the terms of this Agreement and any determination to be made by the Management Committee pursuant to the terms of this Agreement, shall require the consent of a majority in number of the Representatives present at the meeting at which such action is considered and at which a quorum is present as provided in the last sentence of Section 13.4(a). So long as MHOP, a successor to MHOP by merger, consolidation, sale of all or substantially all of its assets (the "OHTE
                                                                    ----
Representative") or similar transaction  (a "MHOP Successor") or an Affiliate of
--------------                               --------------
MHOP or an MHOP Subsidiary is the limited partner of the Underlying Partnership, such limited partner shall be given the right to have an observer present at all meetings of the Management Committee and to receive all materials presented to members of the Management Committee. If the Management Committee approves any action, a written consent to such action executed by either General Partner shall, with respect to Persons dealing with the Partnership, be conclusive evidence of such approval.

               13.2 Opco GP shall be responsible for conducting, and shall (subject to the other provisions of this Agreement) have the authority to conduct, the ordinary and usual business and affairs of the Partnership (including its activities as the general partner of the Underlying Partnership), and shall devote such time and render such services to the Partnership as is necessary in order to conduct such business and affairs in an efficient manner. Without limiting the generality of the foregoing (i) Opco GP shall have the authority to, and shall, perform, or caused to be performed by the managing agent of each Hotel in which the Underlying Partnership has an interest, all services it is the obligation of such managing agent to perform under the applicable management agreement (Opco GP's authority to perform (or cause to be performed) such services to be subject, however, to the Management Committee's consent or approval to the extent (and only to the extent) such consent or approval is required by the provisions of this Agreement, including, without limitation, Sections 13.6 and
13.8 hereof) and (ii) in exercising the foregoing duties and performing the foregoing services, Opco GP shall at all times conform to any policies or programs approved by the Management Committee, and (notwithstanding any other provision hereof) shall at all times comply with all directions, instructions and requests of the Management Committee that are within the scope of the Management Committee's authority under clause (i) of this Section 13.2 and the other provisions of this Agreement. Subject to the further provisions of this
Article 13 (including, without limitation, Section 13.10), Opco GP may employ, on behalf of the Partnership and the Underlying Partnership, such Persons as it, in its judgment, shall deem advisable in the operation and management of the business of the Partnership, including, without limitation, architects, engineers, appraisers and experts, on such terms and for such compensation as Opco GP, in its discretion, shall determine.

               13.3 Each of the General Partners shall have the authority to take any action, or execute any document or instrument of any type, on behalf or in the name of the Partnership; provided, however, that each General Partner's authority to take any such action or execute any such document or instrument is only effective to the extent such action or execution is within the scope of such General Partner's authority pursuant to the provisions of this Agreement. Any Person dealing with the Partnership shall be entitled, without having to undertake any investigation of the applicable facts, circumstances or provisions of this Agreement, to rely on any instrument or document signed by either General Partner, and the signature of no other Partner shall be required to make any such instrument or document binding on the Partnership. Opco GP shall have the authority, with the approval of the Management Committee, to appoint officers of the Partnership and the Underlying Partnership to act in such capacities as the Opco GP may from time to time determine.

               13.4 (a) The Management Committee shall meet on a regular basis, not less frequently than quarterly, to review the operations of the

Partnership and to consider other matters which, pursuant to the provisions of this Agreement, are to be submitted to the Management Committee or the General Partners for their approval or consideration. One of such regular meetings each year shall be held on or before December 1 of such year for the purpose of reviewing the proposed budgets (both operating and Capital Improvement) for each Hotel owned by the Underlying Partnership submitted by the managing agent of such Hotel pursuant to the management agreement between the Underlying Partnership or its subsidiary (as owner of such Hotel) or the Partnership (as operating lessee of such Hotel), as the case may be, and such managing agent covering such Hotel. Unless otherwise agreed, the foregoing meetings shall be held at the principal office of the Partnership. All meetings of the Management Committee shall require the attendance of (i) at least one Representative appointed by Opco GP and at least one Representative appointed by each of Oak Hill GP and OHTE and (ii) Representatives the majority of which are Oak Hill Representatives and/or the OHTE Representative.

                    (b) Any Partner shall have the right from time to time to call a special meeting of the Partners on not less than 10 days' prior written notice to the other such Partners. Any General Partner or OHTE shall have the right from time to time to call a special meeting of the Management Committee on not less than 10 days' prior written notice to the Representatives. Any such notice shall set forth the purpose of such meeting and an agenda in respect of the same. Unless otherwise agreed upon, each special meeting shall be held at a location in Washington, D.C. or New York City, or in the vicinity of either such city, designated by Oak Hill GP.

                    (c) The Representatives or the Partners, as applicable, may participate in any above-described meeting by conference telephone or similar communications equipment.

                    (d) The Management Committee shall cause to be kept a book of minutes of all above-described meetings in which there shall be recorded the time and place of such meeting, whether regular or special (and if special, how called), the notice thereof given, the names of those present, and the proceedings thereof. Such minutes shall be kept at the principal place of business of the Partnership and a copy shall be delivered to each Partner promptly following each meeting.

               13.5 (a) Supplementing Section 13.2, but without limiting the generality of said Section, Opco GP shall cause to be prepared and submitted to the Partners with respect to each Hotel Interest owned by the Underlying Partnership the budgets (both operating and Capital Improvement), cash flow forecasts, marketing plans and other reports and projections required to be prepared and submitted to the Partnership by the managing agent of such Hotel pursuant to its management agreement with the Partnership. Each such submission shall be made within the time period provided for in the applicable Management Agreement or within 5 business days after the expiration of the time period provided for in the applicable management agreement, if such agreement is not a Management Agreement. The rights and powers of Opco GP and Oak Hill GP with respect to each Management Agreement and each other management agreement covering a Hotel are set forth in Section 13.8.

          (b) Opco GP shall be responsible for locating and proposing to the Partners Hotels for possible purchase by the Underlying Partnership (and shall actively seek out and pursue such acquisition opportunities), negotiating the terms of purchase therefor and furnishing to the Partners such information as any Partner shall request in respect of the operation and physical condition of each Hotel so proposed. Opco GP shall prepare or cause to be prepared with respect to any Hotel the purchase of which is then being considered by the Underlying Partnership, and shall submit to the Partners, budgets, schedules and plans of the nature referred to in the form of Management Agreement attached hereto as Exhibit B for the remainder of the then current Fiscal Year (and, if
          --------
such consideration takes place during the last quarter of such Fiscal Year, for the next ensuing Fiscal Year), and, if any Partner so requests, a plan for making renovations and other Capital Improvements to such Hotel. All of such items shall be subject to the Management Committee's approval. Opco GP shall, in the performance of the foregoing acts, in all events comply with any directions or instructions of the Management Committee. Nothing in this Section 13.5(b) shall prevent any other Partner from proposing to the Partnership the acquisition of one or more Hotels, Opco GP hereby agreeing that it shall, if so directed by Oak Hill GP, prepare and submit to the Partners the items referred to above with respect to any such Hotel(s). The provisions of this Section 13.5(b) shall apply with equal force to Hotel Equity Interests (and the underlying Hotels in connection therewith) and to Hotel Debt (and the Hotels that serve as security therefor). Notwithstanding anything to the contrary contained herein, (i) all decisions regarding the acquisition of any Hotel Interest by the Underlying Partnership shall require the approval of both General Partners and (ii) in no event shall the Partnership acquire any Hotel Interest if, in the judgment of either General Partner, such acquisition would cause the Partnership to be an "investment company," as such term is defined in
                                ------------------
the Investment Company Act of 1940.

          (c) The General Partners shall cooperate in locating sources of, and negotiating the terms of, the financing (including the refinancing) of Hotel acquisitions and operations. Notwithstanding anything to the contrary contained herein, all decisions regarding the financing and refinancing of Hotel Interests and other borrowings of the Partnership or the Underlying Partnership shall be made by the Management Committee; provided, however, that in no event shall any Opco Partner or any Affiliate of an Opco Partner be required to give any guaranty or indemnification, or otherwise incur any recourse liability, with respect to any such financing or refinancing (except, in the case of the Opco Partners and MHR, to the extent of liability comparable to that incurred by such Persons under the Credit Facility, but only so long as an Affiliate of MHR is the managing agent of the Hotels owned by the Underlying Partnership).

          (d) Without limiting the generality of any other provision hereof, including, without limitation, Section 13.1, but subject to the provisions of Section 13.7, (i) the Oak Hill General Partner shall have the right, without the consent of any Opco Partner but subject to the provisions of the Underlying Partnership Agreement, to require that any Hotel Interest be sold by the Underlying Partnership, (ii) each Partner shall cooperate with all efforts of the Underlying Partnership to purchase, sell, finance or refinance a Hotel Interest, such cooperation to include, without limitation, making the applicable Hotel, and the books and records pertaining thereto, available to prospective purchasers or lenders, furnishing such purchasers or lenders with all information they may request in respect of such Hotel and furnishing such information as is necessary in order that the Partnership (on behalf of itself or in its capacity as general partner of the Underlying Partnership) may give such representations and warranties as are customary in comparable transactions and (iii) each General Partner shall (but only in its capacity as a general partner of the Partnership) execute the contract of sale or other agreement(s) required to be executed in connection with a sale of a Hotel Interest approved or required by the Oak Hill General Partner. Notwithstanding the foregoing, no Opco Partner, nor any Affiliate thereof, shall be required to give any warranties or representations in connection with the sale of a Hotel Interest, or with respect to any matter relating thereto, unless the same is customary and reasonable and (except in the case of warranties or representations (collectively, "Internal Representations" relating solely to its own internal
                ------------------------
organization, its due authorization of documents and other matters relating to itself (as opposed for the Partnership, the Underlying Partnership, the Hotel Interests and the Operating Subsidiaries)) unless the same is also given by an Oak Hill Partner (or an Affiliate thereof), of comparable or greater creditworthiness. The provisions of the immediately preceding sentence shall also be applicable to any joint sale of Partnership Interests, or of interests in an Operating Subsidiary (and/or stock in an OHTE Subsidiary), effected pursuant to any provision of

                                                                              47
this Agreement.

                   (e) Opco GP shall, at the request of the Management Committee and in connection with any proposed renovation of, or other Capital Improvement to, any Hotel in which the Underlying Partnership has an interest, prepare (or cause to be prepared), for approval by the Management Committee, Capital Improvement budgets, plans and specifications (such plans and specifications to be prepared by an architect and/or an engineer approved by the Management Committee), provided that no such approval shall be required with respect to the plans, specifications, architect and/or engineer with respect to renovations or Other Capital Improvements having, in each case, a cost less than $100,000 ("Minor Capital Improvements").
           --------------------------

          13.6 Supplementing Section 13.1, but without limiting the generality of said Section, neither the Partnership, whether acting on behalf of itself or in its capacity as general partner of the Underlying Partnership, nor the Underlying Partnership (which term shall, for purposes of this Section 13.6, include any managing agent acting on behalf of the Underlying Partnership) shall, without the approval of the Management Committee, do any of the following (and the Management Committee shall, subject to the further provisions of this Section 13.6 and the other provisions of this Agreement, have the right to determine that the Partnership do any of the following):

                   13.6.1 sell, exchange or otherwise dispose of any Hotel Interest or, in the case of the Partnership, all or any portion of the Partnership's interest in the Underlying Partnership;

                   13.6.2 incur any indebtedness other than Voluntary Leases and Priority Loans (it being agreed that for purposes of this subsection 13.6.2 indebtedness shall not include, and Opco GP shall have the right without the Management Committee's approval to cause the Partnership or the Underlying Partnership to incur, (A) trade payables for items provided for in a budget approved by the Partnership pursuant to the applicable Management Agreement or other management agreement, and (B) equipment leases and similar arrangements so long as, in the case of the items described in this clause (B), (i) the aggregate imputed purchase price of the property covered by such leases and other arrangements in connection with a particular Hotel does not exceed $100,000, (ii) such leases and other arrangements cover property of the type customarily financed by owners and operators of Hotels and (iii) payments under such leases and other arrangements are consistent with the aforesaid approved budgets);

          13.6.3 enter into, cancel, surrender, modify or amend any Operating Lease (it being agreed that any action described in this subsection 13.6.3 shall be subject to the approval of both General Partners);

          13.6.4 (i) initiate any litigation, or (ii) undertake any course of defense in connection with any litigation brought against the Partnership or the Underlying Partnership, or settle any claim, litigation or insurance claim concerning the Partnership or the Underlying Partnership or any Hotel Interest owned by the Partnership or the Underlying Partnership, unless, in either case,
(A) the amount involved is $100,000 or less (unless, in the case of the settlement or defense of claims against the Partnership or the Underlying Partnership, such claim is completely covered by insurance with a deductible of $100,000 or less) or (B) such litigation is in the ordinary course of business. (Opco GP hereby agreeing to deliver or cause to be delivered to the Partners, no less often then every 90 days, written reports detailing the status of all claims, litigations and insurance claims concerning the Partnership, the Underlying Partnership or any Hotel Interest owned by the Partnership or the Underlying Partnership). Opco GP shall have the right, without the approval of the Management Committee, to conduct or effect any defense or settlement as to which, pursuant to the immediately preceding sentence, the approval of the General Partners is not required.

          13.6.5 place any mortgage on any Hotel owned by the Underlying Partnership or any portion thereof, or encumber the Partnership's interest in the Underlying Partnership; or prepay, recast, refinance, modify or amend any such mortgage or any other instrument evidencing or otherwise relating to indebtedness incurred by the Partnership or the Underlying Partnership;

          13.6.6 engage or dismiss any certified public accountants or legal counsel on behalf of the Partnership or the Underlying Partnership (provided that Opco GP shall have the right, without the approval of the Management Committee, to engage or dismiss legal counsel with respect to immaterial Hotel-specific legal matters);


          13.6.7 enter into (i) any lease of space at a Hotel for premises which exceed 7,500 square feet in area; or (ii) any agreement for the provision of services to a Hotel which has a term in excess of 12 months (unless such agreement is terminable by the Underlying Partnership without cause and without penalty upon not more than 30 days' notice and the payments due thereunder conform to the applicable budget approved by the Underlying Partnership pursuant to the applicable Management

                                                                              49
Agreement or other management agreement) or which calls for aggregate payments by the Underlying Partnership of more than $100,000, or modify or amend any such lease or agreement in any material respect (it being agreed that Opco GP shall have right, without the approval of the Management Committee, to take any action with respect to a lease or service contract affecting a Hotel if such action does not require General Partner approval pursuant to the foregoing);

          13.6.8 without limiting the generality of subsection 13.6.4, agree to the settlement of any proceeding brought for the taking of all or any portion of any Hotel in condemnation or by eminent domain, or to the sale of all or any portion of any Hotel in lieu of such taking;

          13.6.9 implement any insurance program with respect to the Partnership or the Underlying Partnership or any Hotel in which the Underlying Partnership has a direct or indirect debt or equity interest, or modify any such insurance program in any material respect;

          13.6.10 enter into any written employment agreement or severance arrangement with any individual, or amend or terminate any such agreement;

          13.6.11 issue any guaranty on behalf of the Partnership or the Underlying Partnership of the obligations of any Person;

          13.6.12 make any material decisions as to tax planning on behalf of the Partnership or the Underlying Partnership;

          13.6.13 enter into, cancel, surrender, or modify or amend in any material respect, any franchise agreement with respect to a Hotel (it being agreed that any action described in this subsection 13.6.13 shall be subject to the approval of both General Partners);

          13.6.14 enter into, cancel, modify or amend any union or collective bargaining agreement or enroll Hotel employees in any pension, medical and health, life insurance or any other employee benefit plan, or amend or cancel any such plan;

          13.6.15  take any of the actions described in the second sentence of
Section 13.8 or elect to renew any management agreement after the expiration

                                                                              50
of its then current term;

          13.6.16 take any actions that result in a material change in the character of any Hotel in which the Underlying Partnership has a direct or indirect interest (e.g., from a full-service to a limited-service hotel) (it being agreed that any action described in this subsection 13.6.16 shall be subject to the approval of both General Partners);

          13.6.17 enter into, cancel, surrender, modify, amend or assign any ground or underlying lease of land on which a Hotel is situated or which is acquired in connection with a Hotel (it being agreed that any action described in this subsection 13.6.17 shall be subject to the approval of both General Partners);

          13.6.18 take any material action on behalf of the Underlying Partnership in its capacity as the holder of Hotel Debt (in connection with the Underlying Partnership's relationship with the borrower under such Hotel Debt, including, without limitation, the exercise of the Underlying Partnership's rights and remedies against such borrower, and the Underlying Partnership's entering into amendments to the documents creating and governing, and giving releases of, such Hotel Debt) or of a Hotel Equity Interest (in connection with the Underlying Partnership's relationship with other owners of Hotel Equity Interests relating to the same Hotel(s), including, without limitation, the exercise of rights and remedies against such other owner(s) and the entering into amendments to the documents governing such relationship), which the Underlying Partnership, as such holder, has the right to take;

          13.6.19 merge or consolidate the Partnership or the Underlying Partnership with or into any other entity;

          13.6.20 terminate, modify, waive or amend the Underlying Partnership Agreement (it being agreed that any action described in this subsection 13.6.20 shall be subject to the approval of both General Partners);

          13.6.21 perform Capital Improvements other than in substantial conformance with the budgets, plans and specifications theretofore approved by the Management Committee under Section 13.5(e) (to the extent such approval is required) or engage any general contractor or construction manager for the performance of any Capital Improvement other than a Minor Capital Improvement; or

          13.6.22  take any other action which, pursuant to the

                                                                              51
express provisions of this Agreement, is subject to the approval of the Management Committee.

          13.7 Notwithstanding anything to the contrary contained in this Agreement, if any OHTE Subsidiary is admitted to the Partnership in connection with the acquisition of a Hotel Interest by the Underlying Partnership, then, unless OHTE agrees otherwise, such Hotel Interest shall be acquired and owned by a separate partnership or limited liability company wholly owned, directly or indirectly, by the Underlying Partnership (an "Operating Subsidiary"). If it is
                                               --------------------
determined in accordance with the provisions of this Agreement that such Hotel Interest shall be sold, then such sale shall, unless OHTE agrees otherwise, be effected in the following manner: (i) the Partnership shall cause the Underlying Partnership to distribute to the Partnership and the limited partner
(s) of the Underlying Partnership all of its interests in the Operating Subsidiary which owns such Hotel Interest, in proportion to the respective amounts of cash the Partnership and such limited partners would receive if such Hotel Interest were being sold by the Underlying Partnership for cash; (ii) the Partnership shall distribute to the Opco Partners, Oak Hill GP, Oak Hill LP, OHCMP and the applicable OHTE Subsidiary the interests in the Operating Subsidiary so distributed to the Partnership, in proportion to the respective amounts of cash such Partners would receive in connection with a sale of such Hotel Interest under Section 10.1.3; (iii) OHTE shall sell to the purchaser all of its stock in the applicable OHTE Subsidiary; and (iv) the Opco Partners, Oak Hill GP, Oak Hill LP, OHCMP and the limited partner(s) of the Underlying Partnership shall sell to the purchaser their interests in the Operating Subsidiary. The aggregate purchase price paid to such Persons, net of the costs and expenses associated with the sale, shall be allocated between the limited partner (s) of the Underlying Partnership, on the one hand, and the other such Persons, on the other hand, in the same proportion as that described in clause
(i) above. The amount so allocated to such other Persons shall be allocated among such Persons in the same proportion as that defined in clause (ii) above. Nothing herein shall limit the ability of the Underlying Partnership to acquire Hotel Interests through Operating Subsidiaries notwithstanding that the use of Operating Subsidiaries may not be required under this Section 13.7. If a Hotel Interest shall be acquired through an Operating Subsidiary, all of the provisions of this Agreement applicable to Hotel Interests owned by the Underlying Partnership shall apply to the Hotel Interests owned by such Operating Subsidiary.

                   13.7.1 In the event of a sale of the type hereinabove described in this Section 13.7, each of the Opco Partners, Oak Hill GP, Oak Hill LP, OHCMP and OHTE shall be required to take all action that the General Partners

                                                                              52
reasonably deem necessary or desirable to effectuate such sale, including without limitation the execution of a contract of sale with respect to the sale of its interest in the Operating Subsidiary or the stock of the applicable OHTE Subsidiary, as the case may be (which contract may include customary and reasonable representations by OHTE with respect to the applicable OHTE Subsidiary). If the contract(s) of sale entered into by the parties shall provide for any "post-closing" liability (other than with respect to Internal Representations) which is joint and several between one or more Partners and/or their Affiliates, or which is undertaken solely by one or more Partners and/or their Affiliates (but not other Partners and/or their Affiliates), the party or parties incurring such liability shall have the right to determine that a reasonable portion of the aggregate purchase price allocated to the Partners and, if applicable, OHTE pursuant to the foregoing portions of this Section 13.7 be deposited into an interest-bearing reserve account. Such reserve account shall be maintained by an escrow agent selected by the such parties for the purpose of disbursing such reserves in payment of any such post-closing liability suffered or incurred by such parties and all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by such parties in connection therewith. At the expiration of such period as such parties reasonably deem advisable (which period shall not be longer than the so-called "survival period" of such post-closing liability), all remaining funds in such reserve account (except for such funds as such parties reasonably deem necessary for the purpose of satisfying any then-pending claims) shall be distributed to the Partners and, if applicable, OHTE pro rata in proportion to the amounts to which they are entitled under the introductory paragraph of this Section 13.7. Such parties shall cooperate in defending and settling all claims which, if successful, would result in liability that would be satisfied, in whole or in part, out of such reserve account. The provisions of this Section 13.7 regarding the establishment of a reserve account shall, notwithstanding anything to the contrary contained in this Agreement, also be applicable in the case of a sale of any Hotel Interest by the Underlying Partnership, or of Partnership Interests by the Partners, effected pursuant to any other provision of this Agreement.

          13.7.2 Notwithstanding anything to the contrary contained in the foregoing if, at the time of a sale pursuant to this Section 13.7, there are any outstanding Default Loans owing by a transferring party (or, in the event OHTE is the transferring party, by any OHTE Subsidiary), any sale proceeds to which such transferring party would otherwise be entitled hereunder shall instead, to the extent of the outstanding principal balance, and accrued unpaid interest on, such Default Loans, be paid to the Persons constituting the Non-Defaulting Partner and applied first to the interest, and then to the principal, owed to such Persons (in proportion to the respective

                                                                              53
amounts of interest or principal, as applicable, owed to each such Person).

          13.8 Simultaneously with the purchase of any Hotel by the Underlying Partnership, the Partnership (i) shall enter into an Operating Lease with the Underlying Partnership in the form annexed hereto as Exhibit C (with
                                                              ---------
the fixed and percentage rent payable thereunder being determined, by agreement of the General Partners), and (ii) shall, in its capacity as operating lessee under such Operating Lease, enter into a management agreement ("Management
                                                                ----------
Agreement") with MeriStar Management Company, LLC, an Affiliate of Opco GP
---------
(sometimes referred to herein as the "Managing Agent"), as manager, with respect
                                      --------------
to such Hotel in the form annexed hereto as Exhibit B, having a term of five (5)
                                            ---------
years, with all fees not specified in Exhibit B to be determined by the General
                                      ---------
Partners and the Managing Agent. The Management Committee shall have the right, on behalf of the Partnership, to elect whether to renew any Management Agreement after the expiration of its then current term, to elect whether to execute any amendment to any Management Agreement, to elect whether notices of default and termination under any Management Agreement should be given (or whether defaults under any Management Agreement should be waived) and otherwise to elect to have the Partnership cause the obligations of the Managing Agent or managing agent thereunder to be enforced, to exercise on behalf of the Partnership all approval and other rights under any Management Agreement and to make all decisions and elections which the Partnership, as owner, is entitled to make under any Management Agreement. If the Management Committee elects to have the Partnership exercise any termination right under any Management Agreement or decline to renew any Management Agreement or other management agreement, the Partnership shall terminate, or shall not renew, such Management Agreement and shall retain, with respect to the Hotel in question, the services of another managing agent selected by the Management Committee.

          13.9 The Partnership shall reimburse each Partner for all reasonable out-of-pocket costs (including, without limitation, reasonable travel expenses) incurred by such Partner in connection with the performance of its duties and responsibilities under this Agreement, provided that no such reimbursement shall be made for (i) any such costs as to which such Partner or an Affiliate thereof was reimbursed pursuant to any Management Agreement or the Underlying Partnership Agreement or (ii) any costs associated with the proposed acquisition of Hotel Interests which are not in fact acquired. For purposes of the immediately preceding sentence, the term "out-of-pocket costs" shall not include compensation of regular personnel of any Partner (or Affiliate thereof) or other overhead expenses. Except as provided in this

                                                                              54
Section 13.9 or under any separate agreement between a Partner and the Partnership or the Underlying Partnership, no Partner shall receive any compensation or reimbursement for services rendered by it, him or her to the Partnership or the Underlying Partnership or for costs incurred or time expended by it, him or her on behalf of the Partnership or the Underlying Partnership.

          13.10    The fact that a Partner or an Affiliate of a Partner (the

"Affiliated Partner") is directly or indirectly interested in or connected with
 ------------------
any Person employed by the Partnership or the Underlying Partnership to render or perform a service or from which or to whom the Partnership or the Underlying Partnership may buy or sell merchandise or other property or with whom the Partnership or the Underlying Partnership shall otherwise have dealings shall not prohibit the Partnership or the Underlying Partnership from employing such Person or from dealing with it on competitive terms and at competitive rates of compensation, and neither the Partnership, the Underlying Partnership, nor the other Partners shall have any right in or to any income or profits derived therefrom; provided, however, that no such arrangement shall be entered into unless the General Partner which is not an Affiliated Partner has been given prior notice thereof and such General Partner shall have approved such arrangement (such approval not to be unreasonably withheld if such arrangement is on arms'-length terms). No such arrangement shall be modified or extended without the prior approval of such General Partner.

          13.11 No Partner shall be liable, responsible or accountable in damages or otherwise to the other Partners or to the Partnership or the Underlying Partnership for any acts performed within the scope of the authority conferred on it by this Agreement, or for its failure or refusal to perform any acts except those expressly required by or pursuant to the terms of this Agreement, or for any loss in connection with the affairs of the Partnership or the Underlying Partnership, unless such Partner is guilty of fraud, willful misconduct or gross negligence or violates any of the provisions of this Agreement in any material respect. To the extent permitted by law, the Partnership shall (to the extent of assets of the Partnership) indemnify, defend and hold harmless each Partner and each owner of interests (direct or indirect) in, and each officer and director of, each Partner (and each officer and director of each such direct or indirect owner) from and against all losses, expenses, damages, claims or liabilities, including, without limitation, reasonable attorneys' fees and expenses (each Partner and each such other Person to be reimbursed for such attorneys' fees and expenses by the Partnership promptly after periodic (but not more than monthly) written requests therefor to the Partnership, but only so long as Opco GP (if the Person seeking reimbursement is, or is

                                                                              55
employed by or otherwise associated with, an Oak Hill Partner) or Oak Hill GP (if the Person seeking reimbursement is, or is employed by or otherwise associated with, an Opco Partner) in good faith believes that the applicable action or omission which is the subject of the claim in question does not constitute fraud, willful misconduct or gross negligence), arising out of or in connection with any action taken or omitted to be taken by such Partner in respect of the affairs of the Partnership or the Underlying Partnership, other than an action or omission by such Partner which constitutes a material violation of this Agreement or which constitutes fraud, willful misconduct or gross negligence. Each Partner, and each owner of interests (direct or indirect) in, and each officer, employee and director of, each Partner, shall, in acting on behalf of or in connection with the Partnership or the Underlying Partnership, be entitled to rely on the advice of the independent attorneys and the independent certified public accountants then engaged by the Partnership or the Underlying Partnership, and any act or omission in reliance on such advice shall not subject such Partner, or such owner, officer, employee or director, to liability to the Partnership, the Underlying Partnership or to the other Partners. All references in this Section 13.11 to a Partner shall be deemed to include their respective investment advisors and the officers, employees and directors thereof and owners of interests (direct and indirect) therein.

          13.12 Notwithstanding any other provision hereof, the Partnership shall not, without the unanimous written consent of the Partners, do any of the following:

                   13.12.1 amend, or do any acts in contravention of, this Agreement;

                   13.12.2 engage in any activity not within the purposes enumerated in Article 5;

                   13.12.3 do any act that would make it impossible to carry on the business of the Partnership;

                   13.12.4 dissolve or voluntarily terminate the Partnership (except where the dissolution of the Partnership is required under Section 15.1 hereof);

                   13.12.5 admit a new Partner other than in accordance with the provisions of Article 14 or Section 8.1; or

                   13.12.6 request or accept any capital contribution or loan from a Partner other than in accordance with the provisions of Article 8.

          13.13 Except as otherwise specifically provided in this Agreement, no Limited Partner shall have any right to participate in the management, affairs or operation of the business of the Partnership.

          13.14 The Partners acknowledge and confirm that without limiting any provision hereof, the Partnership or the Underlying Partnership may, in the Management Committee's sole discretion, purchase and maintain a so-called "general partners liability and limited partnership reimbursement" insurance policy covering the General Partners (and their members, officers and directors) in their capacity as general partners of the Partnership which policy may (i) include so-called "errors and omissions" coverage for Opco GP (and its members, officers and directors) and (ii) also cover the Partnership (and its officers and directors) in its capacity as general partner of the Underlying Partnership. The entire cost of any such policy shall be borne by the Partnership or the Underlying Partnership, as applicable.

          13.15 If Oak Hill so requests, the Partners shall negotiate in good faith to restructure the Partnership and the Underlying Partnership such that interests in the Underlying Partnership are distributed or otherwise transferred to the OHTE Subsidiaries in redemption of their interests in the Partnership. In such event, or if one or more OHTE Subsidiaries are otherwise admitted as partners of the Underlying Partnership, the General Partners shall cause the Partnership, as general partner of the Underlying Partnership, to amend the provisions of the Underlying Partnership Agreement so as to cause the terms of the interests in the Underlying Partnership held by such OHTE Subsidiaries to be essentially equivalent to the terms of their redeemed interests in the Partnership (or, in the case of OHTE Subsidiaries not previously admitted as Partners of the Partnership, the interests in the Partnership they would have acquired under Section 8.1). In such event the General Partners shall also (i) amend the provisions of Article 14 to provide that the Go-Along Option shall not apply with respect to the ownership and transfer of such interests in the OHTE Subsidiaries as are necessary in order that the OHTE Subsidiaries qualify as real estate investment trusts within the meaning of (S) 856 of the Code and (ii) enter into such other amendments to this Agreement, and cause the Partnership to enter into such other amendments to the Underlying Partnership Agreement, as are reasonably necessary or desirable to give effect to such restructuring and, at the same time, preserve the rights and obligations of the Partnership, and those of the partners in the Underlying Partnership, in light of such restructuring.

          13.16     If the Partnership shall incur any liability under Section
12.4 of the Underlying Partnership Agreement as a result of any action which has not been approved by, or is not included in a budget, business plan or proposal approved by, the Management Committee, then the Opco Partners shall, notwithstanding anything to the contrary contained in this Agreement, be solely responsible for providing all such funds as are necessary to satisfy such liability.

          13.17 The Partners agree that they shall take such actions as are reasonably necessary in order that the Partnership meet any net worth or similar requirements contained in the Operating Leases; provided that in no event shall any Oak Hill Partner be required to give any guaranty of the rents or any other amounts payable under the Operating Leases, nor shall any Partner be required to increase its Commitment or make capital contributions in excess of its Commitment.

     14.  Transfer of Partnership Interests.
          ---------------------------------

          14.1 Except as provided in the further provisions of this Article 14, no Partner shall Transfer all or any portion of its Partnership Interest, or any interest therein, or resign from the Partnership, without the prior written consent of both General Partners, and any attempt so to do shall be void and of no force or effect. Any conveyance, sale, assignment or transfer of a Partnership Interest deemed to be such by operation of law shall be deemed to be a transfer of such Partnership Interest for purposes of this Article 14. Except as hereinafter provided in this Article 14, nothing in this Agreement shall prohibit the assignment, transfer or other disposition, or the encumbrance, of direct or indirect equity interests in any Partner.

          14.2 (a) If, at any time during the term of this Agreement, the Partnership Interest of Opco GP or Opco LP shall, without the prior written consent of Oak Hill GP, cease to be held by a Qualified Opco Entity (as hereinafter defined), then Opco GP or Opco LP, as applicable, shall be deemed to have transferred its interest in the Partnership in violation of Section 14.1. Notwithstanding anything to the contrary contained in Section 14.1, each of Opco GP and Opco LP shall have the right, without the consent of Oak Hill GP, to assign or transfer (but not to pledge, hypothecate or otherwise encumber) its Partnership Interest to a Qualified Opco Entity. As used herein, the term "Qualified Opco Entity" shall mean and include each of the following: (i) MHR, any Permitted MHR Transferee or any Affiliate of MHR or a Permitted MHR Transferee and (ii) any Permitted Opco Transferee or any Affiliate of a Permitted Opco Transferee. Each of Opco GP and Opco LP represents and warrants that as of the date hereof, (A) all of the equity interests in Opco GP are owned, on an unencumbered basis, by Opco LP and (B) the sole general partner of Opco LP is MHR. Opco GP and Opco LP shall, promptly upon request by Oak Hill GP (which request shall be made not more than twice in any twelve-month period), furnish Oak Hill GP with a certificate certifying that as of the date of such certificate no event prohibited under this Section 14.2 or Section 14.1 has occurred (or, if such event has occurred, describing the particulars thereof).

                    (b) The Oak Hill Partners each represent and warrant that as of the date hereof (i) 100% of the equity interests in Oak Hill GP are owned, on an unencumbered basis, by Oak Hill Parent.

               14.3 (a) Subject to paragraph (e) of this Section 14.3, the Oak Hill Partners may, at any time, deliver to Opco GP a written bona fide offer (the "Required Purchase Offer") from a Person or Persons none of whom is an
      -----------------------
Affiliate of the Oak Hill Partners (collectively, the "Required Purchaser") to
                                                       ------------------
purchase the Partnership Interests of all of the Partners, which Required Purchase Offer shall set forth all of the material terms and conditions of the proposed purchase (the "Required Purchase") of the Partnership Interests,
                        -----------------
including the aggregate consideration (the "Required Purchase Price") that the
                                            -----------------------
Required Purchaser would pay if it were acquiring all of the assets (subject to all of the liabilities) of the Underlying Partnership, and shall include the identity of the Required Purchaser. If the Required Purchase Offer is given, the Opco Partners shall be obligated to join with the Oak Hill Partners in selling all of the Partnership Interests on the terms and conditions set forth in the Required Purchase Offer and hereinafter set forth in this Section 14.3.

                    (b) In the event that the Partners shall, pursuant to subsection (a) of this Section 14.3, be obligated to sell the Partnership Interests to the Required Purchaser, then each Partner shall be required to take all actions that the Oak Hill GP reasonably deems necessary or desirable to effectuate the closing of such sale, including, without limitation, the execution of a contract of sale with respect to the sale of its Partnership Interest or the Partnership Interests of all of the Partners. At the closing of the Required Purchase, each Partner shall receive its proper share of the Required Purchase Price pursuant to the further provisions of this Section 14.3.

                    (c) Each Partner shall receive, as its portion of the aggregate purchase price in respect of any Required Purchase, an amount equal to its Allocated Required Purchase Price; provided, however, that the reasonable and customary expenses of each Partner in connection with the transfer of the Partnership

Interests to the Required Purchaser (including, without limitation, any reasonable attorneys' fees and expenses and any brokerage fees) shall, prior to the allocation of the Required Purchase Price among the Partners, be paid (or reimbursed) out of the Required Purchase Price. As used herein, the term "Allocated Required Purchase Price" shall mean, with respect to any Partner,
 ---------------------------------
that amount which such Partner would receive under this Agreement if, on the same date as the Required Purchase closing, all of the assets (subject to all of the liabilities) of the Underlying Partnership were sold at an all-cash price equal to the Required Purchase Price, the proceeds of such sale were then distributed to the partners of the Underlying Partnership and the amount so distributed to the Partnership (after satisfying any liabilities of the Partnership) were then distributed to the Partners as required pursuant to
Section 15.2.4 (without regard to limitations imposed by Adjusted Capital Account deficits). Notwithstanding the foregoing or anything to the contrary contained in Article 8, if at the time the Partnership Interests are sold there are any outstanding Default Loans owing by a Defaulting Partner, then any sale proceeds to which such Defaulting Partner would otherwise be entitled hereunder shall instead, to the extent of the outstanding principal balance of, and accrued and unpaid interest on, such Default Loans, be paid to the Persons constituting the Non-Defaulting Partner and applied first against such interest and then against such principal in proportion to the respective amounts of such interest and principal owed to each such Person).

          (d) The foregoing provisions of this Section 14.3 shall apply not only with respect to the share of Partnership Interests but also, in the case of the OHTE Subsidiaries, with respect to the stock thereof, and all of such provisions relating to the Oak Hill Partners' Partnership Interests shall apply with respect to such stock.

          (e) Subject to Section 14.5, no Oak Hill Partner shall enter into any contract or binding letter of intent in connection with the sale of its Partnership Interest or any portion thereof to third parties, and Oak Hill GP shall not deliver to the Opco Partners a Required Purchase Offer or a Go-Along Notice, unless (x) Oak Hill GP shall have first notified Opco GP in writing of the desire of such Oak Hill Partner to sell its Partnership Interest or such portion and (y) either (A) Opco LP, on the one hand, and such Oak Hill Partner, on the other hand, shall have failed, notwithstanding good faith negotiations, to execute a binding agreement for the purchase of the Partnership Interests of such Oak Hill Partner or such portion within 20 days after the giving of the foregoing notification or (B) Opco LP shall have waived its rights under this sentence. If the conditions set forth in the foregoing clauses (x) and (y) are satisfied, but Oak Hill GP does not deliver to Opco GP a Required Purchase Offer or a Go-Along Notice within 180 days after the expiration of the above described 20-day period or Opco of the proposed transfer, (b) the identity of and financial information concerning the proposed transferee (the "Go-Along Purchaser"), LP's waiver of its rights under the preceding sentence, whichever is applicable, the Oak Hill Partners shall no longer be permitted to undertake any of the actions described in said sentence without once again complying with the provisions of said sentence, provided that said 180-day period shall be extended, up to a maximum of 270 days, so long as the Oak Hill Partner in question is actively negotiating the sale of its Partnership Interest or such portion with a third party. The foregoing provisions of this Section 14.3(e) shall also apply with respect to the sale of direct and indirect interests (or portions thereof) in any Oak Hill Partner, except for sales as to which a Go-Along Notice would not be required to be given under Section 14.4.

          14.4 Subject to Section 14.5, no Oak Hill Partner shall be permitted, without the prior written consent of Opco GP, to Transfer its Partnership Interest or any portion thereof except in accordance with Section
14.3 or this Section 14.4 (and any attempt to effectuate such a transaction without the consent of Opco GP shall be void and of no force and effect). In addition, notwithstanding anything to the contrary hereinafter set forth in this
Section 14.4, but subject to the provisions of Section 14.5, (i) all of the equity interests in Oak Hill GP shall at all times continue to be owned, directly or indirectly, by Oak Hill LP, and (ii) Oak Hill GP shall not have the right to Transfer its Partnership Interest, and OHTE shall not have the right to Transfer or delegate its right to appoint a member of the Management Committee (other than to another Oak Hill Partner which is an Exempt Person), except in its entirety and except in connection with the Transfer of all of the Partnership Interests of Oak Hill LP, OHCMP, OHTE and any OHTE Subsidiaries, and/or all of the direct or indirect equity interests in such entities, to a Person or Persons which are not Affiliate(s) of the Oak Hill Partners. The Oak Hill Partners shall, promptly upon request by Opco GP (which request shall be made not more than twice in any twelve-month period), furnish Opco GP with a certificate certifying that as of the date of such certificate no event prohibited under this Section 14.4 has occurred (or, if such event has occurred, describing the particulars thereof).

                 14.4.1  Prior to the transfer (which term, for purposes of this
Section 14.4, shall not include a pledge, hypothecation or other encumbrance) of all or any portion of the Partnership Interest of any Oak Hill Partner (for purposes of this Section 14.4, the "Selling Partner"), Oak Hill GP shall give
                                    ---------------
the Opco Partners written notice (the "Go-Along Notice") advising the Opco
                                       ---------------
Partners of the proposed transfer, which notice shall set forth (a) all of the material terms and conditions, including consideration (the "Go-Along Terms") of
                                                             --------------
the proposed transfer, (b) the identity of and financial information concerning the proposed transferee (the "Go-Along Purchaser"),
                              ------------------

(c) the maximum amount (the "Maximum Amount") the Go-Along Purchaser is willing
                             --------------
to pay in the aggregate for one or more Partnership Interests (or portions thereof), (d) if the Selling Partner proposes to sell less than all of its Partnership Interest, the percentage (the "Go-Along Percentage") proposed to be
                                           -------------------
sold, and (e) the purchase price that would be paid to each Partner by the Go-Along Purchaser for its Partnership Interest (or the Go-Along Percentage) pursuant to subsection 14.4.4 if each Partner exercised the Go-Along Option.

          14.4.2 Within twenty (20) days after delivery of an effective Go-Along Notice, each Opco Partner shall give written notice to the Selling Partner
(i) that such Partner elects to transfer its Partnership Interest (or if the Selling Partner Proposes to sell less than all of its Partnership Interest, the Go-Along Percentage of such Partner's Partnership Interest) to the Go-Along Purchaser on the Go-Along Terms (the "Go-Along Option") or (ii) that such
                                      ---------------
Partner elects not to transfer any portion of its Partnership Interest to the Go-Along Purchaser (the "Non-Transfer Option"). A Partner shall be conclusively
                         -------------------
deemed to have elected the Non-Transfer Option if it fails to elect either of the above-described options within such twenty (20) day period.

          14.4.3 If the Opco Partners elect or are deemed to have elected the Non-Transfer Option, the Selling Partner shall be permitted to transfer its Partnership Interest to the Go-Along Purchaser on the Go-Along Terms (or on terms less favorable to the seller than the Go-Along terms), so long as such transfer takes place within 180 days of the Go-Along Notice.

          14.4.4  If one or more of the Opco Partners (the "Electing
                                                            --------
Partner(s)") shall elect the Go-Along Option, then the Selling Partner shall not
----------
transfer its Partnership Interest (or any portion thereof) to the Go-Along Purchaser unless such Go-Along Purchaser acquires, simultaneously with its acquisition of the Selling Partner's Partnership Interest (or the Go-Along Percentage thereof), the Partnership Interests (or the Go-Along Percentages thereof) of the Electing Partners at a purchase price, with respect to each such Partner, equal to the amount such Partner would receive if all of the assets (subject to all of the liabilities) of the Underlying Partnership were sold at a price which would result in the Selling Partner receiving the purchase price for the Selling Partner's Partnership Interest (or Go-Along Percentage thereof) set forth in the Go-Along Notice, assuming that the proceeds of such sale were distributed to the partners of the Underlying Partnership, and the amount so distributed to the Partnership was then distributed to the Partners (after satisfying any liabilities of the Partnership) as required pursuant to Section
15.2.4 (without regard to limitations imposed by Adjusted Capital

Account deficits); provided, however, that (i) if the sum of the purchase prices to be paid to each such Partner pursuant to the foregoing exceeds the Maximum Amount, the purchase price to be paid to each such Partner, and the percentage of the Partnership Interest of each such Partner to be transferred to the Go-Along Purchaser, shall be reduced pro rata, in accordance with the respective purchase prices that would have been paid to each such Partner pursuant to the foregoing, so that the sum of the purchase prices equals the Maximum Amount,
(ii) the aggregate reasonable and customary expenses of the transferring Partners incurred in connection with the transfer of their Partnership Interests (including, without limitation, any reasonable attorneys' fees and expenses and any brokerage fees) shall be paid (or reimbursed) out of the aggregate purchase price paid to such Partners and (iii) if, at the time of the transfer there are any outstanding Default Loans owing by a transferring Partner, any sale proceeds to which such transferring Partner would otherwise be entitled hereunder shall instead, to the extent of the outstanding principal balance, and accrued unpaid interest on, such Default Loans, be paid to the Persons to whom such principal and interest are owed and applied first to such interest (in proportion to the respective amounts of such interest owed to each such Person) and then to such principal (in proportion to the respective amounts of such principal owed to each such Person).

          14.4.5 Each Partner who exercises the Go-Along Option shall take all actions necessary to cause the applicable Partnership Interest (or the Go-Along Percentage thereof) to be transferred to the Go-Along Purchaser as set forth in subsection 14.4.4, such actions to include, without limitation, executing a contract of sale if requested to do so by the Go-Along Purchaser and complying with the terms thereof. If the Opco Partners do not elect the Go-Along Option and the sale of the Selling Partner's Partnership Interest (or the Go-Along Percentage thereof) on the Go-Along Terms (or on terms less favorable to the seller than the Go-Along Terms) does not occur within 180 days after the delivery of the Go-Along Notice, the Opco Partners shall have the right to require that the Selling Partner not be permitted to transfer its Partnership Interest (or any portion thereof) without once again complying with this Section 14.4, provided that said 180-day period shall be extended, up to a maximum of 270 days, so long as the Selling Partner (and/or any Partner that elected the Go-Along Option) is actively negotiating the sale of its Partnership Interest with the Go-Along Purchaser. If a Partner does not comply with the provisions of this subsection 14.4.5 and, as a result, the applicable Partnership Interest (or the Go-Along Percentage thereof) is not transferred to the Go-Along Purchaser as provided for in subsection 14.4.4, the Selling Partner shall be permitted to transfer its Partnership Interest to the Go-Along Purchaser (subject, however, to the provisions of subsection 14.4.4 and this subsection
14.4.5 with respect to all Partners who
exercise the Go-Along Option and who comply with the provisions of this subsection 14.4.5).

          14.5 (A) Each Oak Hill Partner shall be permitted, without having to comply with the provisions of Section 14.4 or 14.3(e), to transfer or assign (but not pledge, hypothecate or otherwise encumber) all or (in the case of each Oak Hill Partner other than Oak Hill GP) any portion of its Partnership Interest to (i) the other of them or (ii) any Affiliate of Oak Hill Parent which is wholly owned, directly or indirectly, by Oak Hill Parent or one or more investors in Oak Hill Parent.

                 (B) For purposes of Sections 14.4 and 14.3(e), the transfer of a direct or indirect equity interest in an Oak Hill Partner (other than an interest in (i) Oak Hill Parent, (ii) OHCMP or (iii) any Affiliate of Oak Hill Parent all of the equity interests in which are held directly by one or more investors in Oak Hill Parent (any Person described in clause (i), (ii) or (iii), an "Exempt Person")) shall be deemed a transfer of such portion of such
    -------------
Partner's Partnership Interest as would occur if such Partnership Interest were owned directly by the transferor and the other direct and/or indirect (as applicable) owners of such Partnership Interest, the same economic rights and benefits vis-a-vis each other as such Persons have partners, members or shareholders of the applicable entities, and the transferor were transferring its direct interest (or applicable portion thereof) in the Partnership; provided, however, that the transferor shall have the right, without having to comply with the provisions of Section 14.4 or 14.3(e), to transfer or assign all or any portion of its equity interest to an Exempt Person.

                 (C) Oak Hill GP shall, at least 10 days prior to the occurrence of any Transfer to an Exempt Person, or any Transfer (other than a Transfer described in clause (i) of Section 14.5) which does not trigger the provisions of Section 14.4, notify Opco GP of the same.

          14.6   Notwithstanding anything to the contrary contained in this
Article 14, prior to the earlier to occur of (i) the date that the Capital Commitments have been fully funded and (ii) the Commitment Expiration Date, no Transfer of any Partnership Interest, and no Transfer of any direct or indirect interest in any Partner, otherwise permitted hereunder shall be effected unless the ability of Transferee, or the Partner the interest in which is Transferred, to fund the remaining portion of its Capital Commitment is unimpaired by such Transfer.

          14.7   No assignment or transfer of all or any part of a Partnership

Interest otherwise permitted to be made under this Article 14 shall be permitted or binding on the non-assigning Partners or on the Partnership unless (i) the assignee or transferee shall execute and acknowledge an instrument, in form reasonably satisfactory to the non-assigning Partners, whereby it agrees to assume and be bound by all of the obligations, covenants, terms and conditions of this Agreement, as the same may have been amended, and grants any power of attorney granted herein by the assignor or transferor, (ii a duplicate original of such assignment (or other instrument of transfer) and assumption, duly executed and acknowledged in each case, shall be delivered to each non-assigning Partner, (ii the assignee or transferee shall (if required) execute and acknowledge a certificate amending this Agreement and/or the Certificate of Limited Partnership of the Partnership in order to reflect such assignment or transfer or take any other action that may be required in connection therewith, (iv unless the assignment is to an OHTE Subsidiary, the assignee or transferee shall pay all reasonable expenses in connection with its admission as a Partner, including, but not limited to, the cost (including reasonable attorneys' fees) of preparing and filing the certificate referred to in subdivision (iii) above,
(v) all required consents of mortgagees or other Persons to such assignment or transfer shall have been obtained in writing and delivered to the non-assigning Partners, (vi unless the assignment is to an OHTE Subsidiary and occurs on or before June 1, 1999, the assignor or transferor shall provide the non-assigning Partners with an indemnity, in form and substance reasonably acceptable to the non-assigning Partners, indemnifying the non-assigning Partners against all losses, costs, damages, claims, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) suffered or incurred by such Partners by reason of such assignment or transfer resulting in a termination of the Partnership under Section 708 of the Code (including without limitation losses resulting from the deferral of deductions or the acceleration of income) and (vi unless the assignment or transfer is pursuant to Section 15.3 or 8.1, the assignor or transferor shall provide the non-assigning Partners with an opinion of counsel reasonably acceptable (both with respect to the identity of such counsel and the form and substance of such opinion) to the non-assigning Partners to the effect that the assignment or transfer to the assignee or transferee was not made in violation of any applicable federal or state securities laws. Upon satisfaction of the requirements set forth in the immediately preceding sentence, (a) the assignee or transferee shall be admitted to the Partnership as a Partner and shall succeed to all of the rights of the assigning or transferring Partner (including, without limitation, all of the rights of the assigning or transferring Partner set forth in Article 13 and all of the rights described in clauses (b) and (c) of Section 15.5) and (b) the assigning Partner shall be relieved of all of its obligations under this Agreement thereafter accruing.

          14.8 Notwithstanding anything to the contrary contained in this Agreement, no Transfer of direct or indirect interests in a Partner shall be effected if such Transfer would violate the provision of any loan agreement, mortgage, deed of trust or other agreement or instrument to which the Partnership or the Underlying Partnership is a party.

          14.9 Notwithstanding anything to the contrary contained in this Agreement, and without limiting the rights of Opco GP and Opco LP under Section 14.2(a) of this Agreement, if there shall be a Change in Control with respect to MHR or if MHR no longer controls Opco GP (as the term "control" is defined in the definition of "Affiliate" contained herein), then (i) the Management Committee shall have the right to cause the Underlying Partnership to terminate the Management Agreements (whether or not the Managing Agent is then in default thereunder) and (ii) Opco LP shall, at the election of Oak Hill GP, no longer be entitled to distributions under Sections 10.1.2(ii) and 10.1.3(ii) hereof. The parties acknowledge that the Credit Facility contains certain restrictions on the right of the Underlying Partnership to replace the Managing Agent.

          14.10 Without the prior written consent of Oak Hill GP, or the Management Committee, the Partnership shall not enter into any debt instrument or other agreement which would limit or restrict the ability of OHTE to transfer its interest pursuant to Section 8.1 (or which would limit or restrict the admission of OHTE Subsidiaries as additional Limited Partners) or which contain covenants, representations and warranties which would be violated by any such transfer (or such admission).

     15.  Dissolution and Liquidation; Bankruptcy or Insolvency of a Partner.
          ------------------------------------------------------------------

          15.1 The occurrence of any of the following events shall cause the dissolution of the Partnership:

                 (i) an Act of Insolvency committed by either General Partner, the dissolution of either General Partner without reconstitution within 90 days, or the withdrawal of either General Partner from the Partnership, unless in each case the other General Partner elects to continue the Partnership within ninety (90) days after such Act of Insolvency, dissolution or withdrawal; or

                 (ii) the sale or other disposition of all of the Hotel Interests then owned by the Underlying Partnership, if the General Partners determine that no further acquisitions of Hotel Interests are to be made by the Underlying Partnership, or the sale or other disposition of the Partnership's interest in the Underlying Partnership; or

                 (iii) the expiration of the term provided for in Article 4 hereof.

All Partners at the time of dissolution shall execute such documents as are necessary or desirable to cause the complete dissolution of the Partnership. Upon any dissolution of the Partnership, the Partnership shall wind up its affairs and shall then be liquidated in accordance with the further provisions of this Article 15.

          15.2 Upon any dissolution of the Partnership, each of the following shall be accomplished:

                 15.2.1 Opco GP shall cause to be prepared a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution and such statement shall be furnished to the other Partners.

                 15.2.2 All property and assets of the Partnership not previously sold shall be liquidated as promptly as possible under the direction of Opco GP, but in an orderly and businesslike manner so as not to involve undue sacrifice.

                 15.2.3 The Capital Accounts of the Partners shall be adjusted to take into account allocations pursuant to Article 9.

                 15.2.4 The net proceeds of sale or other disposition of the Partnership's assets, and all other assets of the Partnership, shall be paid and distributed as follows and in the following order of priority:

                         15.2.4.1 To the payment of the debts and liabilities of the Partnership and the expenses of liquidation, if applicable.

                         15.2.4.2 To the setting up of any reserves which the Management Committee determines are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserves may, in the discretion of the Management Committee, be paid over to an escrow agent selected by the Management Committee to be held by it for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and at the expiration of such period as the Management Committee may deem advisable, to distribute the balance thereafter remaining as provided in the further provisions of this subsection 15.2.4.

                         15.2.4.3 Any remaining proceeds shall be distributed to the Partners as set forth in Article 10, provided that no Partner shall be distributed any amount in excess of its Capital Account balance, and any such excess amount shall instead be distributed among the Partners with positive Capital Account balances in proportion to such balances.

                 15.2.5 Upon liquidation, distribution of assets may be in kind, or in cash, or both, as the General Partners shall decide, and in the order of priority listed in subsection 15.2.4; provided, however, that all in-kind distributions shall be pro rata to the extent practicable and to the extent each Partner is entitled to share in such distribution. The value of assets distributed in kind shall be determined in accordance with the provisions of
Section 10.5.

                 15.2.6 If the dissolution of the Partnership is pursuant to clause (i) of Section 15.1, then all tasks, duties and obligations of the General Partners set forth in this Article 15 in connection with such dissolution shall be performed and carried out solely by whichever of them did not dissolve, withdraw or commit an Act of Insolvency.

          15.3 In the event (i) a Partner at any time commits an Act of Insolvency or (ii) such Partner dissolves without reconstitution within 90 days after such dissolution (the Partner in question being herein called the "Non-
                                                                         ---
Qualified Partner"), Oak Hill GP (or, if an Oak Hill Partner is the Non-
-----------------
Qualified Partner, Opco GP) shall have the option, exercisable by notice in writing to the Non-Qualified Partner or to the legal representative(s) or successor(s) of the Non-Qualified Partner given within 60 days after the date on which Oak Hill GP (or Opco GP, as the case may be) first learned that the Act of Insolvency was committed or that such dissolution occurred, as the case may be, to acquire the Partnership Interest of the Non-Qualified Partner for a price (for purposes of this Section 15.3, the "Purchase Price") equal to the amount
                                         --------------
which would be distributed to the Non-Qualified Partner pursuant to Article 10 if all of the assets (subject to all of the liquidated liabilities) of the Underlying Partnership (or, if the Non-Qualified Partner is an OHTE Subsidiary, the Hotel Interest(s) with respect to such OHTE Subsidiary was admitted to the Partnership) were sold for cash at a price equal to their fair market value determined as of the date that the Act of Insolvency was committed or the dissolution occurred, as the case may be, the proceeds of such sale were distributed to the partners of the Underlying Partnership in accordance with the provisions of the Underlying Partnership Agreement, the Net Profit or Net Loss associated with such sale were allocated pursuant to Article 9 and the amounts distributed to the Partnership by the Underlying Partnership were then distributed as provided in Article 10 (except that such proceeds shall be deemed reduced by the reasonably estimated amount of any contingent or other unliquidated liability then known to the Partnership (to the extent associated with the Hotel Interest in question, if the Non-Qualified Partner is an OHTE Subsidiary), it being agreed that if such amount subsequently proves to be excessive the excess shall be deemed a retroactive increase in such proceeds and an appropriate payment shall be made to the Non-Qualified Partner)). The "fair market value" of the property and assets of the Underlying Partnership for purposes of this Section 15.4 shall be determined pursuant to the procedure set forth in Article 23. The purchasing Partner (the "Purchasing Partner") shall
                                                  ------------------
have the right to commence such procedure at any time after the event giving rise to its rights under this Section 15.3, and the costs and expenses of such procedure shall be paid by the Non-Qualified Partner (unless such Partner is a Non-Qualified Partner by reason of committing an Act of Insolvency, in which case the provisions of the third sentence of Section 23.1 and Section 23.7 shall apply with respect to the payment of such costs and expenses). The closing of the sale of the Non-Qualified Partner's Partnership Interest shall take place at the office of the Purchasing Partner, on a date specified in the Purchasing Partner's notice, which date shall be not less than 30 days nor more than 90 days after the date of the determination of the Purchase Price. At the closing, the Non-Qualified Partner or its legal representative(s) or successor shall assign and transfer its entire Partnership Interest, free and clear of all liens, encumbrances and adverse claims, to the Purchasing Partner or its designee or designees against receipt of the Purchase Price. The Purchase Price shall be paid by the Purchasing Partner to the Non-Qualified Partner or its legal representative(s) or successor, or to any other Person to whom the Purchasing Partner shall be directed to pay the same by a court of competent jurisdiction, by good or certified official bank check or by wire transfer of immediately available federal funds. Opco GP and Opco LP hereby irrevocably constitute and appoint Oak Hill GP, and each Oak Hill Partner hereby irrevocably constitutes and appoints Opco GP, as the appointing parties' attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver all instruments and documents necessary to effectuate the foregoing transfer and assignment in the event the appointing Partner becomes a Non-Qualified Partner and the Purchasing Partner exercises its rights set forth under this Section 15.3. Notwithstanding anything to the contrary contained herein, if, at the time of the closing of the sale of the Non-Qualified Partner's Partnership Interest, there are any outstanding Default Loans owing by the Non-Qualified Partner, then the sale proceeds to which the Non-Qualified Partner would otherwise be entitled shall instead, to the extent of the outstanding principal balance of, and accrued interest on, such Default Loans, be paid to the Person constituting the Non-Defaulting Partner in proportion to the respective amounts of principal and interest owed to each such Person.

          15.4   As used in this Agreement, an "Act of Insolvency" shall be
                                                -----------------
deemed to have occurred in the event a Partner commences voluntary proceedings under any Chapter of the Federal Bankruptcy Code, or for similar relief under any state insolvency law, or if there is commenced against such Partner any involuntary proceeding under any Chapter of the Federal Bankruptcy Code or for similar relief under any state insolvency law and such proceeding is not dismissed or stayed within 60 days thereafter or, if stayed, is not dismissed prior to the expiration of the stay.

          15.5 In the event that a Partner becomes a Non-Qualified Partner, then from and after the date of the applicable Act of Insolvency, dissolution or failure to satisfy a condition, as the case may be, (a) if such Partner is a General Partner or OHTE, such Partner shall no longer have any of the responsibilities, duties, powers or rights granted to it in this Agreement (and the other of them shall have such responsibilities, duties, powers and responsibilities) and shall no longer have the right to appoint a Representative, and (b) such Partner shall not, unless required by another Partner which is not its Affiliate, participate in the meetings and activities described in Sections 13.4 and 13.5.

          15.6 Upon the closing of a sale by a Partner of its Partnership Interest pursuant to the foregoing provisions of this Article 15, the selling Partner shall be relieved of all of its obligations under this Agreement thereafter accruing. If the selling Partner shall default in its obligation to sell its Partnership Interest under this Article and such default shall continue for 30 days, such Partner's only remaining right under this Agreement shall be to receive the purchase price for its Partnership Interest, based, not on the fair market value of the Underlying Partnership's assets, but on the lower of
(x) 80% of such fair market value and (y) the amount invested by the Underlying Partnership in such assets.

          15.7 For purposes of this Article 15: (i) if Opco GP or Opco LP shall become a Non-Qualified Partner, the other of them shall also be deemed to be a Non-Qualified Partner; and (ii) if any Oak Hill Partner shall become a Non-Qualified

Partner, the other Oak Hill Partners shall also be deemed to be Non-Qualified Partners.

          16.  Further Assurances.  Each party to this Agreement agrees to
               ------------------
execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law, or as may be necessary or advisable, to carry out the intent and purposes of this Agreement.

          17.  Notices.
               -------

               17.1 Unless otherwise specified in this Agreement, all notices, consents, demands, elections, requests or other communications (collectively "notices") which any Partner may desire or be required to give hereunder shall
 -------
be in writing and shall be given by mailing the same by registered or certified mail, return receipt requested, or by Federal Express or other reputable air courier service, postage prepaid, return receipt requested, or by delivering the same by hand, or by facsimile, addressed as follows:

                     17.1.1 To any Oak Hill Partner (or OHTE, if it is not then a Partner) at its address first set forth above, Attention: Bradford Bernstein, with a copy given simultaneously in the manner aforesaid to each of (i) Oak Hill Capital Management, Inc., Park Avenue Tower, 65 East 55th Street, 32nd Floor, New York, New York 10022, Attention: Bradford Bernstein, facsimile number (212) 754-5685, and (ii) O'Sullivan, Graev & Karabell LLP, 30 Rockefeller Plaza, New York, New York 10112, Attention: Brad Okun, facsimile number (212) 408-2420, or at such other address or addresses or facsimile number or to the attention of such other Person or Persons as may be designated by the applicable Partner by notice given to the other Partners as provided in this Article.

                     17.1.2 To Opco GP or Opco LP at their address first set forth above, Attention: Christopher L. Bennett, facsimile number (202) 965-4445, with a copy given simultaneously in the manner aforesaid to DeCampo, Diamond & Ash, 805 Third Avenue, New York, New York 10022, Attention: William H. Diamond, Esq., facsimile number (212) 758-1728, or at such other address or addresses or facsimile number or to the attention of such other Person or Persons as may be designated by the applicable Partner by notice given to the other Partners as provided in this Article.

                     17.1.3  To any Person who hereafter becomes a Partner

(other than an OHTE Subsidiary) at such address or addresses or facsimile number as may be designated by it by notice given to the other Partners as provided in this Article.

               17.2 All notices given as in this Article provided shall be deemed to have been given or served on the third business day after the date so mailed (in the case of notices mailed by registered or certified mail) or on the day sent (in the case of notices by facsimile; provided if such notice is sent by facsimile on a day which is not a business day in the place of receipt or after business hours on such a business day, the same shall be deemed to have been given on the next such business day) or upon delivery thereof (in all other cases), with failure to accept delivery to constitute delivery for this purpose.

               17.3 Notwithstanding the provisions of Section 17.1, routine communications such as distribution checks or annual statements of the Partnership may be sent by first-class mail, postage prepaid.

          18.  Captions.  All Section and article titles or captions contained
               --------
in this Agreement and the table of contents, if any, are for convenience only and shall not be deemed a part of this Agreement.

          19.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

           20. Governing Law.  This Agreement is made pursuant to the provisions
               -------------
of the Act and shall be construed accordingly.

          21.  Successors and Assigns.  This Agreement shall be binding upon the
               ----------------------
parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not inure to the benefit of, or be enforceable by, any other Person.

          22.  Invalidity.  If any provision or any portion of any provision of
               ----------
this Agreement, or the application of any such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, and the application of such provision or such portion to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

          23.  Fair Market Value.  The following procedure shall govern the
               -----------------
determination of the fair market value of the Hotel Interests then owned by the Underlying Partnership (which term shall mean, for purposes of this Article 23, the Hotel Interest or Interests with respect to which any OHTE Subsidiary which is a Non-Qualified Partner was admitted to the Partnership) for purposes of
Article 15. Such determination shall be made as of the date a Partner commits an Act of Insolvency:

               23.1 The General Partners shall each make good faith efforts to agree on the fair market value of the Hotel Interests. If, despite such efforts, they are unable to agree on such fair market value within 10 days after the date (the "FMV Date") the Purchasing Partner learns of the Act of Insolvency
               --------
and so notifies the Non-Qualified Partner or its legal representative, the General Partners shall make good faith efforts to agree on the appointment of a disinterested Person who is an MAI appraiser with at least 10 years' experience in appraising Hotels comparable in size and quality to the applicable Hotel(s) (such a Person, an "Appraiser") as an appraiser for purposes of this Article 23.
                    ---------
If the General Partners agree on the appointment of an Appraiser, the fair market value of the Hotels and Hotel Equity Interests in question shall be determined pursuant to Sections 23.4, 23.5 and 23.6, and each of the General Partners shall, subject to the parenthetical clause of the first sentence of this Article 23, be responsible for 50% of the costs of the appraisal procedure. If the General Partners are unable so to agree within 20 days after the FMV Date, the fair market value of the Hotel Interest(s) in question shall, at either party's election, be determined pursuant to Sections 23.2, 23.3, 23.4, 23.5, 23.6 and 23.7.

               23.2 If the General Partners are unable to agree on the appointment of an Appraiser pursuant to Section 23.1 within the 20-day period provided for therein, each of the General Partners shall have the right thereafter to appoint an Appraiser and, having made such appointment, shall notify the other as to the name of the Person so appointed. Each such Appraiser shall then make its own determination of such fair market value and if, with 45 days after both Appraisers have been appointed, such two Appraisers cannot reach agreement on what such fair market value should be, they shall appoint a third Appraiser who shall make his, her or its own determination of such fair market value, provided that:

                         (i) if either General Partner shall fail to designate an Appraiser within 15 days after being notified of the other party's designation of an Appraiser, the Appraiser chosen by the notifying General Partner shall alone proceed to determine fair market value, and

                         (ii) if the two Appraisers shall be unable to agree, within 45 days after both have been appointed, on the appointment of a third Appraiser, they shall give written notice of such failure to agree to the General Partners and, if such Partners fail to agree on the selection of a third Appraiser within fifteen (15) days after the Appraisers appointed by them give notice as aforesaid, then either of such Partners, upon written notice to the other, may apply for appointment of a third Appraiser to the American Arbitration Association.

               23.3 If a third Appraiser shall have been appointed as above provided, then (i) if the fair market value determined by such third Appraiser shall exceed the higher of the fair market value determinations of the first and second Appraisers or shall be less than the lower of such fair market value determinations, then the determination of such third Appraiser shall be disregarded and the closer in amount of the other two appraisals to such third appraisal shall instead constitute said fair market value and (ii) if the fair market value determined by such third Appraiser shall neither exceed the higher nor be less than the lower of the fair market value determinations of the first and second appraisers, the fair market value determination of such third Appraiser shall constitute said fair market value.

               23.4 Each of the General Partners shall be entitled to present evidence and arguments to the Appraiser(s). Each such Partner shall use reasonable efforts to expedite the completion of the appraisal procedure.

               23.5 The determination of the Appraisers or the Appraiser acting alone as above provided shall be conclusive and binding upon the Partnership. The Appraisers or Appraiser, as the case may be, shall be required to give written notice to the Partners stating their or his or her determination, and shall furnish to each Partner a signed copy of such determination.

               23.6 Notwithstanding anything to the contrary contained in this Agreement, if the fair market value of any Hotel Debt is to be determined pursuant to this Article 23, the Appraiser(s) shall determine the fair market value of the Hotel Interest(s) that serve as security therefor pursuant to the procedure set forth above, and the fair market value of such Hotel Debt shall be deemed to be the lesser of (a) the fair market value of such Hotel Interest(s), as determined by the procedure set forth above and after taking into account all secured debt or other liens covering such Hotel Interest(s) (or the underlying Hotels) superior to such Hotel Debt and (b) the sum of (i) the outstanding principal amount of, and accrued interest on, such Hotel Debt and
(ii) if the terms of such Hotel Debt include provisions for any so-called "equity kickers" or "equity participations," the amount that would be paid to the Partnership pursuant to said provisions if such Hotel Interest(s) were sold for their fair market value, as determined as set forth above.

               23.7 If the appraisal procedure described in Sections 23.2, 23.3, 23.4, 23.5 and 23.6 is used, each of the General Partners shall pay the costs and expenses of the Appraiser appointed by it and one-half of the other expenses of the appraisal procedure incurred hereunder.

          24.  Special Purpose Entity Provisions.   Notwithstanding any other
               ---------------------------------
provisions of this Agreement, for so long as (i) the Partnership is a party to the documents (the "Loan Documents") evidencing and securing the Credit Facility or is otherwise obligated to take any action under the terms of the Loan Documents, or (ii) any obligations are outstanding under the Credit Facility, the Partnership shall not:

               24.1 Except as permitted under the Loan Documents, own any assets or property other than its interest in the Underlying Partnership, its interest as lessee under the Operating Leases and other property that is encumbered by the security interests securing the Credit Facility;

               24.2 Engage in any business other than as described in Article 5 hereof;

               24.3 Except as permitted under the Loan Documents, enter into any contract or agreement with any Affiliate of the Partnership, except upon terms and conditions that are intrinsically fair and no less favorable to the Partnership than those that would be available in a comparable arms'-length transaction with unrelated third parties;

               24.4 Except as permitted under the Loan Documents, (i) fail to pay solely from its assets all obligations of any kind incurred by it or (ii) pay from its assets the obligations of any other person;

               24.5 Incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the debt evidenced by the Loan Documents, (ii) Voluntary Loans, (iii) Priority Loans and (iv) other debt permitted pursuant to the Loan Documents,;

               24.6 Except as permitted under the Loan Documents, make any loans or advances to any third party (including any affiliate) or hold evidence of indebtedness issued by any third party, or acquire obligations or securities of its affiliates; provided, however, that the Partnership may hold government-backed, other investment grade securities and repurchase obligations with a term of not more than one year with respect to such securities;

               24.7 Become insolvent or fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

               24.8 Fail to observe limited partnership formalities and preserve its existence, including by paying the salaries of its own employees, if any (or paying a proportionate share of the salary of any employee of any Affiliate who performs work for both the Partnership and such Affiliate), or, except as otherwise permitted under the Loan Documents, amend, modify or otherwise change the other organizational documents of the Partnership;

               24.9 Except as required under the Loan Documents, fail to (i) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that the Partnership may be included in a consolidated financial statement for the Partnership, its subsidiaries and the Partnership's controlling parties (the "Controlling Parties") filed with the Securities Exchange Commission, which consolidated financial statement shall indicate that Partnership, such subsidiaries and the Controlling Parties are separate legal entities and that the assets and liabilities of the Partnership are intended to be available only to creditors of the Partnership), (ii) file its own tax returns and pay the taxes shown thereon (except that the Partnership, its subsidiaries and the Controlling Parties may file consolidated or combined federal, state and city tax returns, which shall provide that the Partnership, the such subsidiaries and the Controlling Parties are separate legal entities and pay their respective proportionate shares of the taxes shown on such returns), or (iii) maintain its books, records, resolutions and agreements as official records;

               24.10 Fail to (i) hold itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliate of the Partnership), (ii) correct any known misunderstanding regarding its status as a separate entity,

(iii) conduct business solely in its own name, (iv) not identify itself or any of its affiliates as a division or part of the other or (v) maintain and utilize separate stationery, invoices and checks;

               24.11 Fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

               24.12 Seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of the Partnership;

               24.13 Commingle its funds or other assets with the assets of any affiliate of the Partnership or any other person or entity;

               24.14 Guarantee or become obligated for the debts of any other entity or person or hold itself out to be responsible for the debts of another person or entity, other than (i) with respect to the loan provided for in the Credit Facility, and (ii) as otherwise permitted under the Loan Documents;

               24.15 Share any common logo with or hold itself out as or be considered as a department or division of (i) any, principal, member or affiliate of the Partnership, (ii) any Affiliate of a principal or member of the Partnership, or (iii) any other person or entity;

               24.16 Fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate, and maintain a principal executive and administrative office through which its business is conducted separate from that of any Affiliate; provided, however, that the Partnership and
                                     --------  -------
any of its Affiliates may have offices in the same location provided there is a fair and appropriate allocation of overhead costs, if any, among the Partnership and/or any such affiliates and each of the Partnership and any such Affiliates bear its fair share of such costs;

               24.17 Pledge its assets for the benefit of any other person or entity, other than with respect to (i) the loan provided for in the Credit Facility, and (ii) except as otherwise permitted under the Loan Documents;

               24.18 Fail to maintain a sufficient number of employees in light of its contemplated business operations (taking in account any management or similar agreement or operating lease entered into by the Partnership);

               24.19 Fail to take title to any personal or real property of the Partnership other than in the name of the Partnership;

               24.20 Without the consent of both General Partners, file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors; or

               24.21 Without the consent of both General Partners, take any of the following actions:

                      24.21.1 file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding; institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally;

                      24.21.2 seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or a substantial portion of its properties;

                      24.21.3 make any assignment for the benefit of the Partnership's creditors;

                      24.21.4 amend the organizational documentation of the Partnership in any manner that does not comply with each of the covenants contained in this Article 29; or

                      24.21.5 take any action in furtherance of any of the foregoing.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                 MIP GP, LLC

                                 By:  MeriStar H & R Operating Company, L.P.,
                                      its Manager

                                      By:  MeriStar Hotels & Resorts, Inc.,
                                           its general partner

                                      By:
                                             Name:
                                             Title:



                                 MIP GEN PAR, LLC

                                 By:  Oak Hill Capital Partners, L.P., its
                                      Manager

                                      By:   OHCP GenPar, L.P., its general
                                            partner

                                            By: OHCP MGP, LLC, its general
                                                partner

                                                By: ___________________________
                                                                           ,
                                                    a member


                                 OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

                                 By:  OHCP Gen Par, L.P., its general partner

                                      By: OHCP MGP, LLC, its general partner

          By: _________________________________
              Name:
              Title:

          , a member


          OAK HILL CAPITAL PARTNERS, L.P., in
          its capacities as "OHTE" and "Oak
          Hill LP" hereunder

          By:   OHCP Gen  Par, L.P., its
                general partner

                By: OHCP MGP, LLC, its general partner


          By _______________________________
          , a member


          MERISTAR H & R OPERATING COMPANY, L.P.

          By:  MeriStar Hotels & Resorts, Inc.,
               its general partner

          By: __________________________________